Exhibit 4.1

Execution version

BOND TERMS

FOR

Tidewater Inc. 8.50% senior secured USD 200,000,000 bonds 2021/2026

In the Compliance Period: ISIN NO0011129587

After the Compliance Period: ISIN NO0011129579

ATTACHMENT 1 COMPLIANCE CERTIFICATE

ATTACHMENT 2 RELEASE NOTICE – ESCROW ACCOUNT

ATTACHMENT 3 INITIAL VESSELS

BOND TERMS between
ISSUER:	Tidewater Inc., a company incorporated in the State of Delaware with file number 496908 and LEI-code 2549000JA5GRUPLMUH98, and
BOND TRUSTEE:	Nordic Trustee AS, a company existing under the laws of Norway with registration number 963 342 624 and LEI-code 549300XAKTM2BMKIPT85.
DATED:	15 November 2021
These Bond Terms shall remain in effect for so long as any Bonds remain outstanding.

1.	INTERPRETATION

1.1	Definitions

The following terms will have the following meanings:

"Acceptable Bank" means (a) any Norwegian banking institution, (b) the agent under a Revolving Credit Facility or (c) any other bank having a credit rating of A- or better.

"Accounting Standard" means generally accepted accounting practices, principles and standards in the United States of America, in force from time to time.

"Accounts" means the following deposit accounts with an Acceptable Bank or NT Services AS:

(a)	the Escrow Account;

(b)	the Debt Service Retention Account; and

(c)	the Disposal Account (from the occurrence of a Permitted Disposal or a Tap Issue (as applicable)).

"Acquired Debt" means, with respect to any specified person, (i) Financial Indebtedness of any other person existing at the time it is merged with or into or became a Subsidiary of such specified person; or (ii) Financial Indebtedness secured by a lien encumbering any asset acquired by such specified person; provided that, in each case, such Financial Indebtedness was not incurred in connection with, or in contemplation of, such person merging with or into or becoming a Subsidiary of such person, or such encumbered asset being acquired by such person.

"Additional Bonds" means the debt instruments issued under a Tap Issue, including any Temporary Bonds.

"Additional Security" has the meaning given to that term in Clause 2.5 (Transaction Security).

"Additional Vessels" means any Vessel acquired by a Restricted US Group Company or belonging to a U.S. entity acquired by a Restricted US Group Company, in either case by using proceeds from a Permitted Disposal, including (as the case may be) in combination with cash from the balance sheet.

"Affiliate" means, in relation to any person:

(a)	any person which is a Subsidiary of that person;

(b)	any person who has Decisive Influence over that person (directly or indirectly); and

(c)	any person which is a Subsidiary of an entity who has Decisive Influence over that person (directly or indirectly).

"Annual Financial Statements" means the audited consolidated annual financial statements of the Issuer for any financial year, prepared in accordance with the Accounting Standard, such financial statements to include an income statement, a balance sheet, and a statement of cash flows.

"Approved Jurisdiction" means any state in the United States of America, Cayman Islands, Marshall Islands, Norway, United Kingdom or any other jurisdiction acceptable to the Bond Trustee and the Security Agent.

"Assignment of Charter Contract" means the assignment of the rights of each Vessel Owner under any Charter Contract having a firm duration of minimum 12 months (provided that an assignment is permitted pursuant to the terms of the Charter Contract and applicable law including, for the avoidance of doubt, local cabotage requirements).

"Assignment of Insurances" mean the assignment of claims of each Vessel Owner, each Vessel Manager incorporated in the U.S. and each Vessel Charterer incorporated in the U.S. under the Mandatory Insurances in respect of a Security Vessel.

"Assignment of Intra-Group Debt" means the assignment of all claims from any Obligor against any Restricted Group Company (including but not limited to Intra-Group Debt).

"Attachment" means any schedule, appendix or other attachment to these Bond Terms.

"Bond Terms" means these terms and conditions, including all Attachments which form an integrated part of these Bond Terms, in each case as amended and/or supplemented from time to time.

"Bond Trustee" means the company designated as such in the preamble to these Bond Terms, or any successor, acting for and on behalf of the Bondholders in accordance with these Bond Terms.

"Bond Trustee Fee Agreement" means the agreement entered into between the Issuer and the Bond Trustee relating, among other things, to the fees to be paid by the Issuer to the Bond Trustee for the services provided by the Bond Trustee relating to the Bonds.

"Bondholder" means a person who is registered in the CSD as directly registered owner or nominee holder of a Bond, subject however to Clause 3.3 (Bondholders' rights).

"Bondholders' Meeting" means a meeting of Bondholders as set out in Clause 15 (Bondholders' Decisions).

"Bonds" means (i) the debt instruments issued by the Issuer pursuant to these Bond Terms, including any Additional Bonds, and (ii) any overdue and unpaid principal which has been issued under a separate ISIN in accordance with the regulations of the CSD from time to time.

"Business Day" means a day on which the relevant CSD settlement system is open, the settlement system for USD is open and banks generally are open for business in Oslo and New York.

"Business Day Convention" means that if the last day of any Interest Period originally falls on a day that is not a Business Day, no adjustment will be made to the Interest Period.

"Call Option" has the meaning given to it in Clause 10.2 (Voluntary early redemption – Call Option).

"Call Option Repayment Date" means the settlement date for the Call Option determined by the Issuer pursuant to Clause 10.2 (Voluntary early redemption – Call Option), paragraph (d) of Clause 10.3 (Mandatory repurchase due to a Put Option Event) or a date agreed upon between the Bond Trustee and the Issuer in connection with such redemption of Bonds.

"Cash Equivalents" means, as of any date of determination, with respect to the Issuer and its Subsidiaries taken together, all "cash equivalents" as defined under the Accounting Standard.

"Charter Contract" means any charter contract or other contract of employment in respect of the Security Vessels.

"Closing Procedure" means a closing procedure for the release of funds from the issuance of the Bonds or the Escrow Account or for the granting of Additional Security, in each case agreed between the Bond Trustee (in consultation with its advisors and the RCF Agent) and the Issuer, and, if applicable, existing creditors of the Group.

"Compliance Certificate" means a statement substantially in the form as set out in Attachment 1 hereto.

"Compliance Period" has the meaning ascribed to such term in paragraph (a) of Clause 11.2 (Restrictions).

"Consolidated Cash" means, for any Relevant Period, for the Issuer and its Subsidiaries, the sum of all cash on hand and Cash Equivalents as of the last day of such Relevant Period.

"Consolidated Net Income" means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, net income (excluding extraordinary items), as determined in accordance with the Accounting Standard, provided that:

(a)	net income shall be calculated without giving effect to the cumulative effect of a change in accounting principle;

(b)

net income of any person that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of Distributions paid in cash during the calculation period to the Issuer or any Subsidiary thereof; and

(c)

net losses of any person that is accounted for by the equity method of accounting will be included, but only to the extent of the value of any contributions to capital (in cash or in the form of other assets) made to such person by the Issuer or a Subsidiary thereof.

"CSD" means the central securities depository in which the Bonds are registered, being Verdipapirsentralen ASA (VPS).

"Debt Service Retention Account" means an account in the name of the Issuer, blocked and pledged on first priority in favour of the Bond Trustee (on behalf of itself and the Bondholders).

"Decisive Influence" means a person having, as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly):

(a)	a majority of the voting rights in that other person; or

(b)	a right to elect or remove a majority of the members of the board of directors of that other person.

"Default Notice" means a written notice to the Issuer as described in Clause 14.2 (Acceleration of the Bonds).

"Default Repayment Date" means the settlement date set out by the Bond Trustee in a Default Notice requesting early redemption of the Bonds.

"Disposal" means a disposal by way of a sale or any other disposition.

"Disposal Account" means an account in the name of the Issuer, blocked and pledged on first priority in favour of the Security Agent (on behalf of the Secured Parties).

"Disposal Account Pledge" the pledge over the Disposal Account, where the bank operating the account has waived any set-off rights.

"Distribution" means, in respect of the relevant entity, (a) any declaration, making or payment of any dividend or other distribution on or in respect of any of its Shares, (b) any redemption, repurchase, defeasance, retirement or repayment of its share capital and (c) any prepayment or repayment of any Subordinated Loan or any payment of any interest, fee, charge or premium accrued in respect thereof (other than through adding such amounts to the principal amount).

"DSRA Account Pledge" means the pledge over the Debt Service Retention Account, where the bank operating the account has waived any set-off rights.

EBITDA means, for any Relevant Period, for the Issuer and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income:

(a)	plus, without duplication the following to the extent deducted in calculating such Consolidated Net Income:

(i)	any interest expense as determined in accordance with the Accounting Standard;

(ii)

any non-cash charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Financial Indebtedness prior to its stated maturity;

(iii)

the provision for direct and indirect Federal, state, local and foreign income tax expense of the Issuer or any Subsidiary thereof (including, for the avoidance of doubt, withholding tax expense on any bareboat charter to an unconsolidated joint venture), net of any Federal, state, local and foreign income tax credits;

(iv)

depreciation and amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and non-cash equity based compensation expense (or any revaluation of compensation paid in equity), including expensing of stock options and other equity compensation grants;

(v)	net non-cash losses realized on the disposition of property of any Group Company;

(vi)	unrealized losses resulting from mark to market accounting for hedging activities and related derivatives (if any), including, without limitation those resulting from the application of FASB ASC 815;

(vii)	unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by the Accounting Standard;

(viii)	impairment and other non-cash items other than write downs of current assets of the Issuer or any Group Company for such period;

(ix)	other extraordinary, unusual or non-recurring expenses of the Issuer or any Subsidiary thereof reducing such Consolidated Net Income, but limited to 10 per cent. of EBITDA in such Relevant Period;

(x)	any fees, costs and expenses incurred in connection with the negotiation and execution of the Finance Documents; and

(xi)

fees, expenses, or restructuring charges (including, without limitation, professional fees, severance costs, retention bonuses and management and operational transition fees and expenses), related to a (A) reduction in force or (B) business acquisition or a business disposition, whether effected by merger, consolidation, asset sale, share acquisition or otherwise (including, for the avoidance of doubt, any disposition, or acquisition from a person that is not a manufacturer thereof, of one or more vessels in a single transaction or series of related transactions);

(b)	minus, without duplication the following to the extent included in calculating such Consolidated Net Income:

(i)	any interest income as determined in accordance with the Accounting Standard;

(ii)

any reversal of any depreciation and amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and any appreciation of any asset;

(iii)	Federal, state, local and foreign income tax credits;

(iv)	net non-cash gains realized on the disposition of property of any Group Company;

(v)	unrealized non-cash gains resulting from foreign currency balance sheet adjustments required by the Accounting Standard;

(vi)	unrealized gains resulting from mark to market accounting for hedging activities, including, without limitation, those resulting from the application of FASB ASC 815;

(vii)	reversal of any impairment for such period; and

(viii)	other extraordinary, unusual or non-recurring income of the Issuer or any Subsidiary thereof increasing such Consolidated Net Income, but limited to 10 per cent. of EBITDA in such Relevant Period.

"Equity" means Total Assets less Total Liabilities.

"Equity Clawback" has the meaning given to it in Clause 10.5 (Equity Clawback).

"Equity Clawback Repayment Date" means the settlement date for the redemption of Bonds following an Equity Clawback in accordance with Clause 10.5 (Equity Clawback) or a date agreed upon between the Bond Trustee and the Issuer in connection with such redemption of Bonds.

"Equity Ratio" means Equity over Total Assets.

"Escrow Account" means an account blocked and pledged on first priority in favour of the Bond Trustee (on behalf of itself and the Bondholders).

"Escrow Account Pledge" means the pledge over the Escrow Account, where the bank operating the account has waived any set-off rights.

"Euroclear" means Euroclear Bank SA/NV.

"Event of Default" means any of the events or circumstances specified in Clause 14.1 (Events of Default).

"Exchange" means:

(a)	Nordic ABM, a self-regulated marketplace organised and operated by Oslo Børs; or

(b)

any regulated market as such term is understood in accordance with the Markets in Financial Instruments Directive 2014/65/EU (MiFID II) and Regulation (EU) No. 600/2014 on markets in financial instruments (MiFIR).

"Existing Senior Notes" means the senior secured notes with ISIN US88642RAA77, outstanding principal amount of approximately USD 135,000,000 and maturity date on 1 August 2022.

"FASB ASC 815" means Financial Accounting Standards Board Accounting Standards Codification Topic 815, Derivatives and Hedging.

"FASB ASC 842" means Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

"Finance Documents" means these Bond Terms, the Bond Trustee Fee Agreement, the Intercreditor Agreement, each Transaction Security Document, any Security Agent Agreement and any other document designated by the Issuer and the Bond Trustee as a Finance Document.

"Finance Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be recorded on the balance sheet as a liability in accordance with the Accounting Standard, provided that amounts required to be recorded as liabilities with respect to operating leases, on the balance sheet in accordance with FASB ASC 842, shall not constitute "Finance Lease Obligations".

"Financial Covenants" has the meaning ascribed to such term in Clause 13.20 (Financial Covenants).

"Financial Indebtedness" means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, including the Bonds;

(d)	the amount of any liability in respect of any Finance Lease Obligations;

(e)

receivables sold or discounted (other than any receivables to the extent they are disposed of in a true sale provided that the requirements for true sale treatment under the Accounting Standard are met);

(f)

any derivative transaction entered into and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount shall be taken into account);

(g)

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of a person which is not a Group Company which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of redeemable Shares which are redeemable (other than at the option of the Issuer) before the Maturity Date or are otherwise classified as borrowings under the Accounting Standard;

(i)

any amount of any liability under an advance or deferred purchase agreement, if (i) the primary reason behind entering into the agreement is to raise finance and such agreement does not pertain to ordinary course of business trade payables due within less than 180 calendar days after the date of supply, or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 calendar days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of indebtedness for borrowed money (but excluding (for the avoidance of doubt) any accruals with respect to operating leases to the extent required to be recorded as liabilities in accordance with FASB ASC 842) or otherwise being classified as indebtedness for borrowed money under the Accounting Standard; and

(k)	without double counting, the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

"Financial Reports" means the Annual Financial Statements and the Interim Accounts.

"Financial Support" means any loans of money, guarantees, Security securing obligations of another person or other financial assistance (whether actual or contingent).

"First Call Date" means the Interest Payment Date falling in May 2024.

"First Call Price" has the meaning given to it in Clause 10.2 (Voluntary early redemption – Call Option).

"Free Liquidity" means the balance of the freely available and unrestricted Consolidated Cash of the relevant Group Companies as defined in accordance with the Accounting Standard including undrawn and available amounts under the Revolving Credit Facilities (provided the remaining duration of the Revolving Credit Facilities is no less than 6 months), in each case for as long as there is no Security over that Consolidated Cash except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements.

"GOLP" means GulfMark Oceans, L.P. an exempted limited partnership formed and registered in the Cayman Islands, with registration number 16549, acting through its general partner GulfMark Capital, LLC a exempted limited liability company registered as a foreign company in the Cayman Islands with registration number 158247.

"Group" means the Issuer and its Subsidiaries from time to time.

"Group Company" means any person which is a member of the Group.

"Guarantee" means the unconditional and irrevocable Norwegian law guarantee and indemnity (Norwegian: "selvskyldnerkausjon") issued by each of the Guarantors in respect of the Secured Obligations.

"Guarantor" means each Restricted US Group Company from time to time.

"Guarantor Share Pledge" means the pledge over all of the Shares (100 per cent) in each Guarantor, together with, inter alia, power to vote such Shares effective upon a continuing default.

"Incurrence Test" has the meaning ascribed to such term in Clause 13.21 (Incurrence Test).

"Initial Bond Issue" means the amount to be issued on the Issue Date as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds).

"Initial Nominal Amount" means the Nominal Amount of each Bond on the Issue Date as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds).

"Initial Vessels" means the Vessels set out in Attachment 3 hereto.

"Insolvent" means that a person:

(a)	is unable or admits inability to pay its debts as they fall due;

(b)	suspends making payments on any of its debts generally; or

(c)

is otherwise considered insolvent or bankrupt within the meaning of the relevant bankruptcy legislation of the jurisdiction which can be regarded as its centre of main interest as such term is understood pursuant to Regulation (EU) 2015/848 on insolvency proceedings (as amended from time to time).

"Intercreditor Agreement" means the intercreditor agreement to be made between, among others, the Issuer, each Guarantor, the RCF Agent, the Bond Trustee and the Security Agent.

"Interest Payment Date" means the last day of each Interest Period, the first Interest Payment Date being 16 May 2022 and the last Interest Payment Date being the Maturity Date.

"Interest Period" means, subject to adjustment in accordance with the Business Day Convention, the period between 16 May and 16 November each year, provided however that an Interest Period shall not extend beyond the Maturity Date.

"Interest Rate" means 8.50 percentage points per annum.

"Interim Accounts" means the unaudited consolidated quarterly financial statements of the Issuer for the quarterly period ending on each 31 March, 30 June and 30 September in each year, prepared in accordance with the Accounting Standard.

"Intra-Group Debt" means any loans made between any of the Restricted Group Companies.

"ISIN" means International Securities Identification Number.

"Issue Date" means 16 November 2021.

"Issuer" means the company designated as such in the preamble to these Bond Terms.

"Issuer's Bonds" means any Bonds which are owned by the Issuer or any Affiliate of the Issuer.

"Listing Failure Event" means:

(a)	that the Bonds (save for any Temporary Bonds) have not been admitted to listing on an Exchange within 12 months following the Issue Date,

(b)	in the case of a successful admission to listing, that a period of 6 months has elapsed since the Bonds ceased to be admitted to listing on an Exchange; or

(c)

(to the extent applicable) that the Temporary Bonds have not been admitted to listing on the Exchange where the other Bonds are listed within 6 months following the issue date for such Temporary Bonds, provided that this clause (c) shall be without force or effect so long as there is no requirement for a new prospectus in order for the Additional Bonds to be listed together with the Bonds.

"Longstop Date" means 14 February 2022.

"Make Whole Amount" means an amount equal to the sum of the present value on the Repayment Date of:

(a)	the First Call Price of the redeemed Bonds as if such payment originally had taken place on the First Call Date; and

(b)	the remaining interest payments of the redeemed Bonds (less any accrued and unpaid interest on the redeemed Bonds as at the Repayment Date) to and including the First Call Date,

where the "present value" shall be calculated by using a discount rate of 1.004 per cent. per annum.

"Managers" means DNB Bank ASA, DNB Markets, Dronning Eufemias gate 30, 0021 Oslo, Norway, Clarksons Platou Securities AS, Munkedamsveien 62C, 0270 Oslo, Norway, Arctic Securities AS, Haakon VIIs gate 5, 0161 Oslo, Norway, and Fearnley Securities AS, Dronning Eufemias gate 8, 0191 Oslo, Norway.

"Mandatory Insurances" means the insurances to be taken out in respect of each Vessel owned by a Restricted Group Company, including:

(a)	Hull and Machinery, Hull Interest and Freight Interest with:

(i)	in respect of Hull and Machinery only, the agreed value of each Vessel equal to or higher than 80 per cent. of the market value of that Vessel; and

(ii)

in aggregate for all Vessels owned by a Restricted Group Company, the aggregate, agreed value under the Hull and Machinery, Hull Interest and Freight Interest, equal to or higher than 100 per cent. of the sum of the Outstanding Bond Amount and the amount of any Revolving Credit Facility at any time;

(b)	Protection & Indemnity (including a maximum club cover for oil pollution liability, presently USD 1,000,000,000);

(c)	War Risk (including terrorism, piracy, hijacking and confiscation) as per industry standards; and

(d)	any additional insurances required under law or any charter contract.

"Mandatory Redemption Event" means in the event that the conditions precedent set out in paragraphs (a) and (b) of Clause 6.1 (Conditions precedent for disbursement to the Issuer) have not been fulfilled within the Longstop Date.

"Mandatory Redemption Repayment Date" means the settlement date for the Mandatory Redemption Event pursuant to Clause 10.5 (Mandatory early redemption due to a Mandatory Redemption Event).

"Market Value" means the fair market value of the vessel(s) determined as the arithmetic mean of independent valuations of the vessel(s) obtained from two independent and well-reputed sale and purchase brokers familiar with the market for the vessel(s) appointed by the Issuer and approved by the Bond Trustee, or one such broker and by VesselsValue. Such valuation shall be made on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and willing buyer, on an "as is where is" basis, free of any existing charters or other contracts for employment. The cost of such determination shall be for the account of the Issuer.

"Material Adverse Effect" means a material adverse effect on:

(a)	the Obligors' ability (taken as a whole) to perform and comply with their obligations under the Finance Documents; or

(b)	the validity or enforceability of any of the Finance Documents.

"Maturity Date" means 16 November 2026, adjusted according to the Business Day Convention.

"Maximum Issue Amount" means the maximum amount that may be issued under these Bond Terms as set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds).

"Net Interest Bearing Debt" means at the relevant time, the aggregate amount of all obligations of the Group Companies, determined on a consolidated basis, for or in respect of interest bearing Financial Indebtedness but:

(a)	excluding any such obligations to any other Group Company;

(b)	excluding any such obligations in respect of any Subordinated Loan;

(c)	excluding any Bonds held by the Issuer;

(d)	excluding any indebtedness in respect of any derivative transaction;

(e)	excluding any redeemable Shares which falls due (other than at the option of the Issuer) after the Maturity Date;

(f)	including, in the case of any Finance Lease Obligations, their capitalised value; and

(g)

deducting the aggregate amount of Consolidated Cash (which, except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by a Group Company in the ordinary course of its banking arrangements, is unencumbered and freely and immediately available to be converted to such cash and applied in redemption or repayment of Financial Indebtedness), and so that no amount shall be included or excluded more than once.

"Net Leverage Ratio" means, as of any date of determination, Net Interest Bearing Debt as of the last day of the Relevant Period, divided by EBITDA for the four calendar quarter period then most recently ended.

"Nominal Amount" means nominal value of each Bond at any time. The Nominal Amount may be amended pursuant to paragraph (j) of Clause 16.2 (The duties and authority of the Bond Trustee).

"Obligor" means the Issuer and any Guarantor(s).

"Outstanding Bond Amount" means the Outstanding Bonds multiplied by the Nominal Amount.

"Outstanding Bonds" means any Bonds not redeemed or otherwise discharged.

"Overdue Amount" means any amount required to be paid by an Obligor under any of the Finance Documents but not made available to the Bondholders on the relevant Payment Date or otherwise not paid on its applicable due date.

"Partial Payment" means a payment that is insufficient to discharge all amounts then due and payable under the Finance Documents.

"Paying Agent" means the legal entity appointed by the Issuer to act as its paying agent with respect to the Bonds in the CSD.

"Payment Date" means any Interest Payment Date or any Repayment Date.

"Permitted Disposal" means a Disposal:

(a)

(i) of a Security Vessel or an entity (directly or indirectly) owning a Security Vessel to another Restricted US Group Company or (ii) of a Vessel other than a Security Vessel or an entity (directly or indirectly) owning a Vessel other than a Security Vessel, if such sale or disposal is made to another Restricted Group Company;

(b)

to a joint venture in which the Restricted Group holds Shares, provided that (i) any Security Vessel transferred to a joint venture shall remain subject to the related Vessel Mortgage, and (ii) any subsequent disposition of such Vessel or the Shares in the joint venture shall be treated as a Disposal;

(c)

of a Vessel other than a Security Vessel or an entity (directly or indirectly) owning a Vessel other than a Security Vessel, for net cash proceeds not exceeding USD 10,000,000 per year, from the Issue Date and on each anniversary thereafter (with any unused amounts carried forward); or

(d)	where the net cash proceeds from such Disposal is paid directly into the Disposal Account,

in each case, provided that no Event of Default arises as a result of such disposal and the Issuer receiving satisfactory evidence that there will be no claims against any Restricted Group Company following completion of the disposal other than claims for breaches of representations and warranties that, in all material respects, are customarily provided by the seller in an agreement for the sale of (i) a vessel similar in function and class to the relevant vessel or (ii) a vessel owner in the business of operating offshore support vessels for oil and gas exploration and production platforms.

"Permitted Distribution" means:

(a)	any Distribution made by the Issuer at any time after the date occurring 24 months after the Issue Date, provided that:

(i)	the Incurrence Test is satisfied if tested pro forma for the making of such Distribution; and

(ii)

the amount of such Distribution (when aggregated with the amount of any other Distribution made by it during the same financial year) does not exceed an amount equal to 50 per cent. of the Group's Consolidated Net Income for the then most recently ended four quarter period for which Financial Reports are available;

(b)	any Distribution by a Group Company (other than the Issuer) to the holders of its common Shares on a pro rata basis;

(c)

repurchases or redemptions of Shares or warrants (i) upon the cashless exercise of stock options settled through the issuance of new Shares, (ii) in satisfaction of customary indemnification and purchase price adjustment obligations owed by the Issuer or any Subsidiary thereof under business acquisition arrangements in which Shares of Issuer were issued as consideration for such acquisition, or (iii) out of the net cash proceeds received by the Group from a substantially concurrent (but prior) sale of Shares in the Issuer made (in whole or in part) for such purpose; and

(d)

any Distributions (i) in respect of any management equity plan, stock option plan or any other management or employee benefit plan, agreement, or trust, or (ii) for any other purpose (whether or not related to any of the foregoing), provided that the aggregate amount for Distributions pursuant to clauses (i) and (ii) shall not exceed USD 5,000,000 per financial year.

"Permitted Financial Indebtedness" means any Financial Indebtedness:

(a)	incurred under the Finance Documents;

(b)

incurred under (i) any Revolving Credit Facility subject to the Intercreditor Agreement or (ii) pursuant to daylight overdraft and similar facilities the balance of which is extinguished within two business days following the incurrence of Financial Indebtedness thereunder;

(c)

incurred by a Group Company other than a Restricted Group Company as Purchase Money Indebtedness for the purpose of financing fixed assets (including property, plant and equipment), including vessels, or a business, division or person, from a third party, provided (i) that such Financial Indebtedness shall be limited to 70 per cent. of the sum of (A) the purchase price of the asset or business acquired plus (B) the Acquired Debt in respect of such asset or business, and (ii) that after giving pro forma effect to such Purchase Money Indebtedness, the Issuer would be in compliance with all Financial Covenants, or any refinancing thereof provided that there is no increase of principal amount in connection with such refinancing other than accrued and unpaid interest, costs and expenses incurred in connection therewith;

(d)

incurred by a Group Company other than a Restricted Group Company for the purpose of financing the acquisition of Vessels under construction or newly constructed Vessels or equipment, which financing is provided by any institutional lender, financial institution, government agency or instrumentality, shipyard or leasing company, or any refinancing thereof provided that there is no increase of principal amount in connection with such refinancing other than accrued and unpaid interest, costs and expenses incurred in connection therewith;

(e)	incurred by Troms Offshore Supply or any of its Subsidiaries up to a maximum amount of USD 50,000,000;

(f)	up until the disbursement of the part of the net proceeds from the Escrow Account required to repay such Financial Indebtedness, incurred under the Existing Senior Notes and the Troms Offshore Debt;

(g)	(i) incurred under any Subordinated Loan, or (ii) guarantees constituting Permitted Financial Support;

(h)

incurred under (i) any Intra-Group Debt (ii) any Financial Indebtedness owed by a Group Company other than a Restricted Group Company to another Group Company which is not a Restricted Group Company, (iii) any Financial Indebtedness owed to Issuer by any Group Company, and (iv) any Financial Indebtedness owed by Issuer to any Group Company;

(i)

incurred under any existing and future importation-, bid-, payment-, surety- (other than in respect of indebtedness for borrowed money) and performance bonds, newbuilding or other guarantees and letters of credit related to the operation or employment of the Vessels owned by a Group Company in the ordinary course of business;

(j)

incurred by the Issuer under any unsecured bonds, public offering or private placement of notes, bank credit facility (for term or revolving loans), letter of credit facility, bankers' acceptance facility, commercial paper, or any other financing regardless of form, including any combination of any of the foregoing, provided by any institutional lender, financial institution, shipyard, vessel owner or leasing company with maturity after the Maturity Date;

(k)	arising under any derivative transaction or other hedging in the ordinary course of business of the Group and for non-speculative purposes;

(l)

incurred in respect of any liabilities for pensions, deferred employee compensation or tax, or in connection with the financing of insurance premiums, in each case incurred in the ordinary course of business;

(m)

arising as a result of a contemplated refinancing of the Bonds in full provided that (i) a call notice has been served on the Bonds (in full) and (ii) the proceeds of such debt issuance are held in escrow until full repayment of the Bonds; and

(n)

incurred by a Group Company other than a Restricted Group Company pursuant to sale and leaseback arrangements or financing from the U.S. Department of Agriculture, provided that the Financial Indebtedness arising therefrom does not exceed USD 75,000,000 in aggregate;

(o)

not permitted by the preceding paragraphs and with an aggregate outstanding amount which does not exceed USD 10,000,000 (or its equivalent in other currencies) at the time of which such Financial Indebtedness is incurred.

The maximum amount of Financial Indebtedness that any Group Company may incur or maintain pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Financial Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

"Permitted Financial Support" means any Financial Support:

(a)	granted under the Finance Documents;

(b)	granted in respect of the Revolving Credit Facility, subject to the Intercreditor Agreement;

(c)

granted by Troms Offshore Supply, any of its Subsidiaries or by the Issuer in respect of Financial Indebtedness incurred in accordance with paragraph (e) of the definition of "Permitted Financial Indebtedness";

(d)

granted by a Group Company not being a Restricted Group Company in respect of Financial Indebtedness incurred in accordance with paragraph (c) and (d), of the definition of "Permitted Financial Indebtedness";

(e)

granted by the Issuer in respect of Financial Indebtedness incurred in accordance with paragraph (c) of the definition of "Permitted Financial Indebtedness" provided in each case that such Financial Support shall be limited to 50 per cent. of the sum of (i) the purchase price of the asset or business acquired plus (ii) the Acquired Debt in respect of such asset or business;

(f)	granted by the Issuer in respect of Financial Indebtedness incurred in accordance with paragraph (d) of the definition of "Permitted Financial Indebtedness";

(g)

incurred under (i) any Intra-Group Debt and (ii) any Financial Indebtedness owed by a Group Company other than a Restricted Group Company to another Group Company which is not a Restricted Group Company;

(h)	up until the disbursement of the net proceeds of the relevant funds from the Escrow Account, granted in respect of the Existing Senior Notes and the Troms Offshore Debt;

(i)	loans by (i) the Issuer to a Group Company and (ii) any Group Company to the Issuer;

(j)	for the benefit of third parties in the ordinary course of trading or guarantees by the Issuer for liabilities of any Group Company which liabilities are not Financial Indebtedness;

(k)	granted by the Issuer in respect of any Financial Indebtedness incurred by a Group Company in accordance with paragraph (n) of the definition of "Permitted Financial Indebtedness";

(l)	guarantees by Issuer of customary indemnification and purchase price adjustment obligations owed by any Group Company under business acquisition arrangements;

(m)	granted in accordance with the requirements under the Vessel Management Agreements; and

(n)	constituting loans up to USD 20,000,000 in aggregate outstanding at any time.

"Permitted Security" means any Security:

(a)	created under the Finance Documents;

(b)	granted in respect of the Revolving Credit Facility, subject to the Intercreditor Agreement;

(c)	granted by Troms Offshore Supply or any of its Subsidiaries in respect of Financial Indebtedness incurred in accordance with paragraph (e) of the definition of "Permitted Financial Indebtedness";

(d)

granted by a Group Company not being a Restricted Group Company in respect of Financial Indebtedness incurred in accordance with paragraph (c) and (d), of the definition of "Permitted Financial Indebtedness";

(e)	arising by operation of law or in the ordinary course of trading;

(f)	granted over Shares in Subsidiaries that are not Restricted Group Companies;

(g)	as cash or Cash Equivalents in respect of Financial Indebtedness incurred under paragraph (i) or (k) of the definition of "Permitted Financial Indebtedness";

(h)	up until the disbursement of the net proceeds of the relevant funds from the Escrow Account, granted in respect of the Existing Senior Notes and the Troms Offshore Debt;

(i)

for taxes, assessments, government charges or claims not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provisions, if any, as shall be required in conformity with the Accounting Standard, shall have been made therefor;

(j)

easements, rights-of-way, licenses, covenants, reservations, precautionary financing statement filings in connection with operating leases, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Issuer or any other Restricted Group Company incurred in the ordinary course of business;

(k)

any netting or set-off arrangement arising in the ordinary course of banking arrangements (including, for the avoidance of doubt, consolidated cash management arrangements) for the purposes of netting debit and credit balances between Group Companies;

(l)

any rental deposits or other Security in respect of any lease agreement including in relation to real property entered into by a Group Company in the ordinary course of business and on normal commercial terms;

(m)	any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of business;

(n)	arising from a true sale of accounts and Security resulting from U.S. Uniform Commercial Code precautionary filings with respect to leases that are not Finance Lease Obligations;

(o)

Security over its Shares in any joint venture, partnership or similar venture (whether or not incorporated) to secure such indebtedness of that joint venture, partnership or similar venture in favour of a participant or participants therein (including any financier or supplier to that joint venture, partnership or similar venture);

(p)	Security over Vessels (not being owned by the Restricted Group) encumbered as contemplated in paragraph (n) of the definition of "Permitted Financial Indebtedness", or in any refinancing thereof; and

(q)

Security not otherwise permitted by the preceding paragraphs securing indebtedness the outstanding amount of which does not exceed USD 10,000,000 (on an aggregate level for the Group) at the time of which such Security is created.

"Permitted Successor" means in respect of any of GOLP and TMII: (a) the surviving entity following a merger between the two, and (b) any reincorporation or re-formation of any of them in another Approved Jurisdiction, in each case provided that the Restricted Non-US Group Share Pledge shall remain over the surviving entity, or reincorporation or re-formation, as the case may be.

"Piracy Event" means in the event of an expropriation or an act of piracy constituting loss of possession or control of a Vessel owned by a Restricted Group Company (to the extent not a Total Loss Event and in the case of an act of piracy, provided always that such act of piracy event shall have continued as loss of possession or control for a period of more than 210 calendar days).

"Pre-Disbursement Security" has the meaning given to that term in Clause 2.5 (Transaction Security).

"Pre-Settlement Security" has the meaning given to that term in Clause 2.5 (Transaction Security).

"Purchase Money Indebtedness" of a person means any Financial Indebtedness represented by Finance Lease Obligations, mortgage or construction financings, purchase money obligations or Acquired Debt, in each case incurred for the purpose of financing all or any part of the purchase price, acquisition cost or cost of construction or improvement or property, plant or equipment used in the business of such person and acquired, constructed or improved after the Issue Date, including, for the avoidance of doubt, Financial Indebtedness incurred to finance the purchase of a business unit, division or person, whether effected by asset purchase agreement or purchase of Shares.

"Put Option" has the meaning ascribed to such term in Clause 10.3 (Mandatory repurchase due to a Put Option Event).

"Put Option Event" means if:

(a)	any person or group of persons acting in concert gains Decisive Influence over the Issuer; or

(b)	the ordinary Shares of the Issuer are delisted from the New York Stock Exchange without simultaneously being listed on another internationally recognised stock exchange.

"Put Option Repayment Date" means the settlement date for the Put Option pursuant to Clause 10.3 (Mandatory repurchase due to a Put Option Event).

"QIB" has the meaning ascribed to such term in paragraph (a) of Clause 11.2 (Restrictions).

"Quarter Date" means each 31 March, 30 June, 30 September and 31 December.

"RCF Agent" means the agent under a Revolving Credit Facility.

"RCF Creditors" means the finance parties under a Revolving Credit Facility.

"RCF Finance Documents" means the agreement(s) for each Revolving Credit Facility and other document entered into in relation thereto and designated as a finance document thereunder.

"Reinvestment" means financing (in whole or in part) of (a) the acquisition by a Restricted Group Company of Vessels or entities owning Vessel(s) from a third party which is not a Group Company, or (b) capital expenditures for upgrade or improvement of the Vessels owned by the Restricted Group Companies.

"Relevant Jurisdiction" means the country in which the Bonds are issued, being Norway.

"Relevant Period" means each period of four financial quarters ending on the preceding Quarter Date.

"Relevant Record Date" means the date on which a Bondholder's ownership of Bonds shall be recorded in the CSD as follows:

(a)	in relation to payments pursuant to these Bond Terms, the date designated as the Relevant Record Date in accordance with the rules of the CSD from time to time; or

(b)

for the purpose of casting a vote with regard to Clause 15 (Bondholders' Decisions), the date falling on the immediate preceding Business Day to the date of that Bondholders' decision being made, or another date as accepted by the Bond Trustee.

"Repayment Date" means any Call Option Repayment Date, the Default Repayment Date, any Put Option Repayment Date, the Tax Event Repayment Date, any Equity Clawback Repayment Date, any Tender Offer Repayment Date, the Mandatory Redemption Repayment Date or the Maturity Date.

"Restricted Group" means:

(a)	the Issuer;

(b)	each Restricted US Group Company; and

(c)	each Restricted Non-US Group Company.

"Restricted Group Company" means any person which is a member of the Restricted Group.

"Restricted Non-US Group" means each of:

(a)	GOLP

(b)	TMII; and

(c)	each of their Subsidiaries from time to time,

but excluding any Unrestricted Non-US Group Company.

"Restricted Non-US Group Company" means any person which is a member of the Restricted Non-US Group.

"Restricted Non-US Group Share Pledge" means the pledge over 66 per. cent of the Shares in each of GOLP and TMII (or their Permitted Successors), together with, inter alia, power to vote such Shares effective upon a continuing default.

"Restricted US Group" means each Subsidiary of the Issuer incorporated in the U.S. from time to time, but excluding:

(a)

any direct or indirect Subsidiary of a Group Company not incorporated in the US, including (without limitation) Tidewater Mexico Holding, L.L.C., Tidewater Marine International Dutch Holdings, L.L.C., Pan Marine International Dutch Holdings, L.L.C., GulfMark Resources, L.L.C., GulfMark Shipping L.L.C.; and

(b)	any Unrestricted US Group Company.

"Restricted US Group Company" means any person which is a member of the Restricted US Group.

"Revolving Credit Facility" means one or more revolving credit facilities to be provided to the Issuer and/or any other Obligor by one or more banks with an aggregate maximum commitment of USD 25,000,000.

"Rule 144A" has the meaning ascribed to such term in paragraph (a) of Clause 11.2 (Restrictions).

"Secured Obligations" means all present and future liabilities and obligations at any time due, owing or incurred by any Group Company to any of the Secured Parties under the Finance Documents and the RCF Finance Documents, both actual and contingent.

"Secured Parties" means the Security Agent, the Bond Trustee on behalf of itself and the Bondholders and the RCF Creditors.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Securities Trading Act" means the Securities Trading Act of 2007 no.75 of the Relevant Jurisdiction.

"Security" means a mortgage, charge, deed of trust, pledge, lien, security assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Security Agent" means the Bond Trustee or any successor Security Agent, acting for and on behalf of the Secured Parties in accordance with any Security Agent Agreement or any other Finance Document.

"Security Agent Agreement" means any agreement other than these Bond Terms whereby the Security Agent is appointed to act as such in the interest of the Bond Trustee (on behalf of itself and the Bondholders).

"Security Vessels" means the Initial Vessels and any Additional Vessels.

"Shares" means shares or other equity or ownership interests of any kind (including warrants and equity options), however classified in the relevant jurisdiction.

"Subordinated Loans" means any existing or future loan provided to the Issuer and provided such loans are fully subordinated to the Secured Obligations, and provided that no cash interest payment or repayment of principal shall occur prior to the Maturity Date other than by way of a Permitted Distribution or conversion to equity.

"Subsidiary" means an entity over which another entity has Decisive Influence.

"Summons" means the call for a Bondholders' Meeting or a Written Resolution as the case may be.

"Tap Issue" has the meaning ascribed to such term in Clause 2.1 (Amount, denomination and ISIN of the Bonds).

"Tap Issue Addendum" has the meaning ascribed to such term in Clause 2.1 (Amount, denomination and ISIN of the Bonds).

"Tax Event Repayment Date" means the date set out in a notice from the Issuer to the Bondholders pursuant to Clause 10.4 (Early redemption option due to a tax event).

"Temporary Bonds" has the meaning ascribed to such term in Clause 2.1 (Amount, denomination and ISIN of the Bonds).

"Tender Offer" has the meaning ascribed to such term in Clause 10.6 (Tender Offer).

"Tender Offer Repayment Date" means the settlement date for the Tender Offer pursuant to Clause 10.6 (Tender Offer).

"TMII" means Tidewater Marine International, Inc., an exempted company incorporated in the Cayman Islands with registration number CE 229814.

"Total Assets" means the book value on a consolidated basis of all assets of the Group according to the Accounting Standard.

"Total Liabilities" means the aggregate amount of the consolidated total liabilities of the Group, calculated in accordance with the Accounting Standard.

"Total Loss Event" means an event of an actual or constructive total loss of a Vessel owned by a Restricted Group Company.

"Transaction Security" means the Security created or expressed to be created in favour of the Security Agent (on behalf of the Secured Parties) pursuant to the Transaction Security Documents.

"Transaction Security Documents" means, collectively, the Escrow Account Pledge and all of the documents which shall be executed or delivered pursuant to Clause 2.5 (Transaction Security) to create any Security by the relevant grantor thereof in respect of the Issuer's and the Guarantors' obligations, including but not limited to principal, interest, fees and expenses, under any of the Finance Documents.

"Troms Offshore Debt" means the Financial Indebtedness under the term loan facility agreement originally dated 25 May 2012, as most recently amended and restated on 11 December 2020, and made between, among others, Troms Offshore Supply as borrower, the Issuer and its wholly owned Subsidiaries incorporated in the U.S. as guarantors and DNB Bank ASA, New York branch, as agent.

"Troms Offshore Supply" means Troms Offshore Supply AS, a Norwegian private limited company with registration number 995 541 467, which as of the Issue Date is the direct or indirect owner of the Troms Offshore Vessels.

"Troms Offshore Vessels" means each of Troms Arcturus, Troms Capella, Troms Castor, Troms Lyra, Troms Pollux and Troms Sirius.

"Unrestricted Non-US Group Company" means each of:

(a)	Troms Offshore Supply and its Subsidiaries; and

(b)	any newly formed or newly acquired Subsidiaries of:

(i)	the Issuer, which are not incorporated in the U.S.; and

(ii)	a Group Company not incorporated in the U.S. (including, for the avoidance of doubt, any of GOLP and TMII),

in the case of (i) and (ii), which the Issuer has designated by written notice to the Bond Trustee as an "Unrestricted Non-US Group Company" and which the Issuer has not subsequently redesignated by written notice to the Bond Trustee as a "Restricted Non-US Group Company" (it being understood that such redesignation may only occur if it does not result in a breach of any provision of any Finance Document).

"Unrestricted US Group Company" means any newly formed or newly acquired Subsidiary of the Issuer, incorporated in the U.S., which the Issuer has designated by written notice to the Bond Trustee as an "Unrestricted US Group Company" and which the Issuer has not subsequently redesignated by written notice to the Bond Trustee as a "Restricted US Group Company" (it being understood that such redesignation may only occur if it does not result in a breach of any provision of any Finance Document).

"Vessel" means any offshore support vessel.

"Vessel LTV Ratio" means the ratio of (a) (i) the Outstanding Bond Amount plus (ii) any drawn amounts under the Revolving Credit Facility, to (b) the aggregate of (i) the Market Value of the Vessels owned by the Restricted Group and (ii) the funds credited to the Disposal Account.

"Vessel Charterer" means each bareboat charterer of a Security Vessel from time to time, being at the date of these Bond Terms the entities set out in Attachment 3.

"Vessel Management Agreements" means any commercial, crewing and/or technical management agreements for the Security Vessels (as amended from time to time) entered into between each of the Vessel Owners and the respective Vessel Manager.

"Vessel Manager" means each technical and each commercial manager of a Security Vessel from time to time.

"Vessel Mortgage" means each mortgage over each Security Vessel including all relevant equipment being legally part of the relevant Security Vessel under applicable law and including (if relevant) any deed of covenants supplemental to the mortgage and to the Security created thereby.

"Vessel Owner" means each Restricted US Group Company that is an owner of one or more Security Vessels from time to time, being at the date of these Bond Terms the entities set out in Attachment 3.

"Voting Bonds" means the Outstanding Bonds less the Issuer's Bonds.

"Written Resolution" means a written (or electronic) solution for a decision making among the Bondholders, as set out in Clause 15.5 (Written Resolutions).

1.2	Construction

In these Bond Terms, unless the context otherwise requires:

(a)	headings are for ease of reference only;

(b)	words denoting the singular number will include the plural and vice versa;

(c)	references to Clauses are references to the Clauses of these Bond Terms;

(d)	references to a time are references to Central European time unless otherwise stated;

(e)	references to a provision of "law" is a reference to that provision as amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law;

(f)	references to a "regulation" includes any regulation, rule, official directive, request or guideline by any official body;

(g)

references to a "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, unincorporated organization, government, or any agency or political subdivision thereof or any other entity, whether or not having a separate legal personality;

(h)

references to Bonds being "redeemed" means that such Bonds are cancelled and discharged in the CSD in a corresponding amount, and that any amounts so redeemed may not be subsequently re-issued under these Bond Terms;

(i)	references to Bonds being "purchased" or "repurchased" by the Issuer means that such Bonds may be dealt with by the Issuer as set out in Clause 11.1 (Issuer's purchase of Bonds);

(j)	references to persons "acting in concert" shall be interpreted pursuant to the relevant provisions of the Securities Trading Act; and

(k)	an Event of Default is "continuing" if it has not been remedied or waived.

2.	THE BONDS

2.1	Amount, denomination and ISIN of the Bonds

(a)

The Issuer has resolved to issue a series of Bonds up to the Maximum Issue Amount of USD 200,000,000. The Bonds may be issued on different issue dates and the Initial Bond Issue will be in the amount of up to USD 175,000,000. The Issuer may, provided that the conditions set out in Clause 6.3 (Tap Issues) are met, at one or more occasions issue Additional Bonds (each a "Tap Issue") until the Nominal Amount of all Additional Bonds equals in aggregate the Maximum Issue Amount less the Initial Bond Issue. Each Tap Issue will be subject to identical terms as the Bonds issued pursuant to the Initial Bond Issue in all respects as set out in these Bond Terms, except that Additional Bonds may be issued at a different price than for the Initial Bond Issue and which may be below or above the Nominal Amount. The Bond Trustee shall prepare an addendum to these Bond Terms evidencing the terms of each Tap Issue (a "Tap Issue Addendum").

If the Bonds are listed on an Exchange and there is a requirement for a new prospectus in order for the Additional Bonds to be listed together with the Bonds, the Additional Bonds may be issued under a separate ISIN (such Bonds referred to as the "Temporary Bonds"). Upon the approval of the prospectus, the Issuer shall (i) notify the Bond Trustee, the Exchange and the Paying Agent and (ii) ensure that the Temporary Bonds are converted into the ISIN for the Bonds.

(b)	The Bonds are denominated in US Dollars (USD), being the legal currency of the United States of America.

(c)	The Initial Nominal Amount of each Bond is USD 1.00.

(d)

The Bonds will in the Compliance Period have ISIN NO0011129587. Upon expiry of the Compliance Period the Bonds will automatically be converted to a new ISIN, being ISIN NO0011129579, without any action necessary on the part of the Bondholders, and such new ISIN shall apply for the remaining term of the Bonds.

(e)

These Bond Terms apply with identical terms and conditions to (i) all Bonds issued with the ISIN NO0011129587 and, upon conversion at the expiry of the Compliance Period, ISIN NO0011129579, (ii) any Temporary Bonds and (iii) any Overdue Amounts issued under one or more separate ISIN in accordance with the regulations of the CSD from time to time.

(f)

Holders of Overdue Amounts related to interest claims will not have any other rights under these Bond Terms than their claim for payment of such interest claim which claim shall be subject to paragraph (b) of Clause 15.1 (Authority of the Bondholders' Meeting).

2.2	Tenor of the Bonds

The tenor of the Bonds is from and including the Issue Date to but excluding the Maturity Date.

2.3	Use of proceeds

(a)	The net proceeds from the issuance of the Bonds (net of legal costs, fees of the Managers and the Bond Trustee and any other agreed costs and expenses) shall be employed:

(i)	to repay the Existing Senior Notes in full, including any applicable call premium and accrued and unpaid interest;

(ii)	to repay the Troms Offshore Debt in full, including any prepayment fees and accrued and unpaid interest; and

(iii)	any remaining part thereof towards general corporate purposes of the Group.

(b)	The net proceeds from any Tap Issue shall be applied towards either payment of acquisition costs by any Restricted Group Company of

(i)	any additional Vessels;

(ii)	any entity that owns one or more Vessels;

(iii)	any group of affiliated entities in the business of operating Vessels; or

(iv)	for funding of the Disposal Account, or any combination of the foregoing, in each case within the Restricted Group,

and if such Vessels, entities or group of entities are acquired by a Restricted US Group Company, Additional Security shall be established over any such Vessels, entities or group of entities held directly by a Restricted US Group Company.

2.4	Status of the Bonds

The Bonds shall constitute senior and unsubordinated obligations of the Issuer and will rank pari passu between themselves and at least pari passu with other creditors (except such obligations which are preferred by bankruptcy, insolvency, liquidation or other similar laws of general application).

2.5	Transaction Security

(a)

As Security for the due and punctual fulfilment of the Secured Obligations, the Issuer shall procure that the following Transaction Security is granted in favour of the Security Agent with first priority, subject to the Intercreditor Agreement, liens arising by operation of law and any mandatory limitations arising under any applicable law and within the times agreed in Clause 6 (Conditions for disbursement):

Pre-Settlement Security:

(i)	the Escrow Account Pledge;

Pre-Disbursement Security:

(ii)	the Guarantees by each Restricted US Group Company;

(iii)	the Vessel Mortgages over each Initial Vessel;

(iv)	the Guarantor Share Pledges over each Restricted US Group Company;

(v)	the Restricted Non-US Group Share Pledges;

(vi)	the Assignments of Insurances;

(vii)	the Assignments of Charter Contracts;

(viii)	the Assignments of Intra-Group Debt;

(ix)	the DSRA Account Pledge;

(x)	from the time of it is established, the Disposal Account Pledge;

Additional Security:

(xi)	a Guarantee from each Restricted US Group Company acquired or nominated as such after the Issue Date;

(xii)	a Vessel Mortgage over each Additional Vessel;

(xiii)	a Guarantor Share Pledge over each Restricted US Group Company acquired or nominated after the Issue Date;

(xiv)	an Assignment of Insurances in respect of each Additional Vessel by the relevant Vessel Owner, each Vessel Manager incorporated in the U.S and each Vessel Charterer incorporated in the U.S;

(xv)	an Assignment of Charter Contract in respect of each Additional Vessel; and

(xvi)	an Assignment of Intra-Group Debt by each Restricted US Group Company acquired or nominated as such after the Issue Date.

(b)

The Transaction Security and the Intercreditor Agreement shall be entered into on such terms and conditions as the Bond Trustee in its discretion deems appropriate in order to create the intended benefit for the Secured Parties under the relevant document.

(c)	The Escrow Account Pledge and the DSRA Account Pledge shall be made in favour of the Bond Trustee (on behalf of itself and the Bondholders).

(d)

The Pre-Disbursement Security (other than the DSRA Account Pledge), any Additional Security and any other security established pursuant to the terms hereof (other than the Pre-Settlement Security) shall form part of the Transaction Security and, together with any Guarantee, be shared between the Secured Parties, subject to the super senior status of each Revolving Credit Facility, in accordance with the terms of the Intercreditor Agreement.

(e)

The Issuer shall ensure that Additional Security is established over any Additional Vessels, any additional Vessel Owners, and any new assets or agreements of a Restricted US Group Company which would have been made subject to Transaction Security, had it been part of the Restricted US Group at the date prior to the Issue Date, to the extent not previously provided. Such Additional Security shall be established promptly upon acquisition thereof or otherwise upon the relevant entity or asset becoming part of the Restricted US Group and, where required, in accordance with an agreed Closing Procedure.

(f)

The Pre-Settlement Security shall be established no later than 2 Business Days prior to the Issue Date. The Pre-Disbursement Security shall be established prior to the relevant release from the Escrow Account or in connection with such release in accordance with an agreed Closing Procedure. Any Additional Security shall be established promptly upon the relevant person or asset becoming part of the Restricted US Group and, where required, in accordance with an agreed Closing Procedure.

(g)

Each Charter Contract in respect of a Security Vessel shall be entered into by the relevant Vessel Owner, and each Vessel Owner shall use reasonable efforts to agree that each Charter Contract having a firm duration of minimum 12 months will allow an Assignment of Charter Contract to be created over such Charter Contract, and the Vessel Owner shall give notice and use its reasonable endeavours to obtain consent and acknowledgement of any such Assignment of Charter Contract from the relevant charterer.

(h)

The Security Agent is irrevocably authorised to release any Guarantees and Transaction Security over assets which are subject to a Disposal thereof (directly or indirectly) (i) in any merger, de-merger or Disposal permitted in accordance with the terms hereof and (ii) following an enforcement.

3.	THE BONDHOLDERS

3.1	Bond Terms binding on all Bondholders

(a)

By virtue of being registered as a Bondholder (directly or indirectly) with the CSD, the Bondholders are bound by these Bond Terms and any other Finance Document, without any further action required to be taken or formalities to be complied with by the Bond Trustee, the Bondholders, the Issuer or any other party.

(b)	The Bond Trustee is always acting with binding effect on behalf of all the Bondholders.

3.2	Limitation of rights of action

(a)

No Bondholder is entitled to take any enforcement action, instigate any insolvency procedures, or take other legal action against the Issuer or any other party in relation to any of the liabilities of the Issuer or any other party under or in connection with the Finance Documents, other than through the Bond Trustee and in accordance with these Bond Terms, provided, however, that the Bondholders shall not be restricted from exercising any of their individual rights derived from these Bond Terms, including the right to exercise the Put Option.

(b)

Each Bondholder shall immediately upon request by the Bond Trustee provide the Bond Trustee with any such documents, including a written power of attorney (in form and substance satisfactory to the Bond Trustee), as the Bond Trustee deems necessary for the purpose of exercising its rights and/or carrying out its duties under the Finance Documents. The Bond Trustee is under no obligation to represent a Bondholder which does not comply with such request.

3.3	Bondholders' rights

(a)

If a beneficial owner of a Bond not being registered as a Bondholder wishes to exercise any rights under the Finance Documents, it must obtain proof of ownership of the Bonds, acceptable to the Bond Trustee.

(b)

A Bondholder (whether registered as such or proven to the Bond Trustee's satisfaction to be the beneficial owner of the Bond as set out in paragraph (a) above) may issue one or more powers of attorney to third parties to represent it in relation to some or all of the Bonds held or beneficially owned by such Bondholder. The Bond Trustee shall only have to examine the face of a power of attorney or similar evidence of authorisation that has been provided to it pursuant to this Clause 3.3 (Bondholders' rights) and may assume that it is in full force and effect, unless otherwise is apparent from its face or the Bond Trustee has actual knowledge to the contrary.

4.	ADMISSION TO LISTING

The Issuer shall apply for listing of the Bonds on the Exchange within 6 months of the Issue Date and thereafter remain listed on an Exchange until the Bonds have been redeemed in full.

5.	REGISTRATION OF THE BONDS

5.1	Registration in the CSD

The Bonds shall be registered in dematerialised form in the CSD according to the relevant securities registration legislation and the requirements of the CSD. The Bonds will be issued to and registered on Euroclear's custody account with the CSD as nominee. The Bonds will be blocked for further trading in the CSD and will only be available for trading and settlement through Euroclear.

5.2	Obligation to ensure correct registration

The Issuer will at all times ensure that the registration of the Bonds in the CSD is correct and shall immediately upon any amendment or variation of these Bond Terms give notice to the CSD of any such amendment or variation.

5.3	Country of issuance

The Bonds have not been issued under any other country's legislation than that of the Relevant Jurisdiction. Save for the registration of the Bonds in the CSD, the Issuer is under no obligation to register, or cause the registration of, the Bonds in any other registry or under any other legislation than that of the Relevant Jurisdiction.

6.	CONDITIONS FOR DISBURSEMENT

6.1	Conditions precedent for disbursement to the Issuer

(a)

Payment of the net proceeds (net of fees to the Managers and legal costs) from the issuance of the Bonds to the Escrow Account shall be conditional on the Bond Trustee having received in due time (as determined by the Bond Trustee) prior to the Issue Date each of the following documents, in form and substance satisfactory to the Bond Trustee:

(i)	these Bond Terms duly executed by all parties hereto;

(ii)	certified copies of all necessary corporate resolutions of the Issuer to issue the Bonds and execute the Finance Documents to which it is a party;

(iii)

a certified copy of a power of attorney (unless included in the corporate resolutions) from the Issuer to relevant individuals for their execution of the Finance Documents to which it is a party, or extracts from the relevant register or similar documentation evidencing such individuals' authorisation to execute such Finance Documents on behalf of the Issuer;

(iv)	certified copies of the Issuer's constitutional documents and of a good standing certificate in respect of the Issuer evidencing that the Issuer is validly existing;

(v)	the Escrow Account Pledge duly executed by all parties thereto and perfected in accordance with applicable law;

(vi)	copies of the Issuer's latest Financial Reports (if any);

(vii)	confirmation that the applicable prospectus requirements (ref the EU prospectus regulation ((EU) 2017/1129)) concerning the issuance of the Bonds have been fulfilled;

(viii)	copies of any necessary governmental approval, consent or waiver (as the case may be) required at such time to issue the Bonds;

(ix)	confirmation that the Bonds are registered in the CSD (by obtaining an ISIN for the Bonds);

(x)	confirmation of acceptance from any process agent;

(xi)	copies of any written documentation used in marketing the Bonds or made public by the Issuer or any Manager in connection with the issuance of the Bonds;

(xii)	the Bond Trustee Fee Agreement duly executed by the parties thereto; and

(xiii)

legal opinions or other statements as may be required by the Bond Trustee (including in respect of corporate matters relating to the Issuer and the legality, validity and enforceability of these Bond Terms and the Finance Documents).

(b)

The net proceeds (net of fees to the Managers and legal costs) from the issuance of the Bonds (on the Escrow Account) will not be disbursed to the Issuer unless the Bond Trustee has received or is satisfied that it will receive in due time (as determined by the Bond Trustee) prior to such disbursement to the Issuer each of the following documents, in form and substance satisfactory to the Bond Trustee:

(i)	a duly executed release notice from the Issuer, as set out in Attachment 2;

(ii)	unless delivered under paragraph (a) above, as pre-settlement conditions precedent:

(A)

certified copies of all necessary corporate, limited liability company or limited partnership resolutions, including any shareholder, member or limited partner resolutions (if applicable), of each Obligor and any other person granting Transaction Security required to provide the Transaction Security and execute the Finance Documents to which it is a party;

(B)

a certified copy of a power of attorney (unless included in the relevant corporate, limited liability company or limited partnership resolutions) from each Obligor and any other person granting Transaction Security to relevant individuals for their execution of the Finance Documents to which it is a party, or extracts from the relevant register or similar documentation evidencing such individuals' authorisation to execute such Finance Documents on behalf of the relevant Obligor;

(C)

certified copies of each Obligor's constitutional documents and of a full extract (or equivalent) from the relevant company register in respect of each Obligor and any other person granting Transaction Security evidencing that it is validly existing;

(iii)	satisfactory documentation evidencing that the amount to be released shall be applied in accordance with Clause 2.3 (Use of proceeds);

(iv)	satisfactory documentation evidencing that the Debt Service Retention Account and (if relevant) the Disposal Account have been opened;

(v)	the Transaction Security Documents duly established and executed by all parties thereto and evidence of the establishment and perfection of the Transaction Security;

(vi)	the relevant Finance Documents (unless delivered under paragraph (a) as pre-settlement conditions precedent) in satisfactory form duly executed;

(vii)	the Intercreditor Agreement duly executed by the parties thereto;

(viii)	a copy of each Vessel Management Agreement for each Security Vessel;

(ix)

satisfactory documentation evidencing that Existing Senior Notes and the Troms Offshore Debt will be repaid in full, and the Security granted for any amount outstanding thereunder will be released and discharged, directly following the release of funds from the Escrow Account;

(x)	a statement from the Issuer confirming that no Event of Default has occurred and is continuing;

(xi)	satisfactory evidence that all Mandatory Insurances have been taken out (including a confirmation to the Security Agent from a third party insurance advisor acceptable to the Bond Trustee);

(xii)

transcripts (or equivalent) from the relevant registry showing that each Security Vessel is duly registered in the name of the respective Vessel Owner and free and clear of any encumbrances other than any Permitted Security;

(xiii)

a copy of the class certificate for each Security Vessel from the relevant classification society, confirming that the Security Vessel is classed with the highest class normally used for such vessels, free of any outstanding recommendations and conditions of class;

(xiv)	a copy of the current SMC, ISSC and DOC for each Security Vessels;

(xv)

an undertaking from each Vessel Manager within the Group, subordinating its claims for fees to the Bonds and granting termination rights to the Bond Trustee in case of a default under these Bond Terms, in form and substance satisfactory to the Bond Trustee; and

(xvi)	an undertaking from each Vessel Charterer within the Group, relating to the insurances for the Security Vessels, in form and substance satisfactory to the Bond Trustee; and

(xvii)

legal opinions or other statements as may be required by the Bond Trustee and Security Agent, including in respect of corporate matters relating to the Obligors and the legality, validity and enforceability of the Finance Documents (unless delivered under paragraph (a) as pre-settlement conditions precedent).

(c)

The Bond Trustee, acting in its sole discretion, may, regarding this Clause 6.1 (Conditions precedent for disbursement to the Issuer), waive the requirements for documentation or decide that delivery of certain documents shall be made subject to a Closing Procedure and may extend the deadline for release of existing Security in favour of the Existing Senior Notes or the Troms Offshore Debt, arising due to local law or practice conditions.

6.2	Disbursement of the proceeds

(a)

Disbursement of the proceeds from the issuance of the Bonds is conditional on the Bond Trustee's confirmation to the Paying Agent that the conditions in Clause 6.1 (Conditions precedent for disbursement to the Issuer) have been either satisfied in the Bond Trustee's discretion or waived by the Bond Trustee pursuant to paragraph (c) of Clause 6.1 above. For the sake of good order, provided that all the conditions precedents (other than the Escrow Account Pledge) set out in paragraphs (a) and (b) of Clause 6.1 have been or will be fulfilled in accordance with the Closing Procedure, the net proceeds (net of fees to the Managers and legal costs) may be disbursed in accordance with Clause 2.3 (Use of Proceeds) without the use of the Escrow Account.

(b)

If all conditions in Clause 6.1 (Conditions precedent for disbursement to the Issuer), save for repayment of the Troms Offshore Debt and release of Security granted in respect thereof, have been or will be fulfilled in accordance with the Closing Procedure, the net proceeds may be released to the Issuer in accordance with Clause 2.3 (Use of Proceeds), except for funds in an amount sufficient to discharge the Troms Offshore Debt in full. The remaining funds shall remain or be credited to the Escrow Account and shall only be released upon satisfactory evidence that Troms Offshore Debt will be repaid in full, and that the Security granted for any amount outstanding thereunder will be released.

6.3	Tap Issues

The Issuer may issue Additional Bonds if:

(a)	a Tap Issue Addendum is duly executed by all parties thereto;

(b)

the representations and warranties contained in Clause 7 (Representations and Warranties) of these Bond Terms are true and correct in all material respects and repeated by the Issuer as at the date of issuance of such Additional Bonds; and

(c)

the Issuer meets the Incurrence Test tested pro forma including the new Financial Indebtedness incurred as a result of issuing such Additional Bonds. The Issuer shall deliver a Compliance Certificate duly signed by the chief executive officer or the chief financial officer of the Issuer, setting out (in reasonable detail) computations evidencing compliance with the Incurrence Test.

7.	REPRESENTATIONS AND WARRANTIES

The Issuer makes the representations and warranties set out in this Clause 7 (Representations and warranties), in respect of itself and each Restricted Group Company to the Bond Trustee (on behalf of the Bondholders) at the following times and with reference to the facts and circumstances then existing:

(a)	at the date of these Bond Terms;

(b)	at the Issue Date;

(c)	on each date of disbursement of proceeds from the Escrow Account; and

(d)	at the date of issuance of any Additional Bonds.

7.1	Status

It is a corporation, limited liability company or limited partnership, duly incorporated or formed and validly existing, registered and, where applicable, in good standing under the laws of its jurisdiction of incorporation or formation, and has the power to own its assets and carry on its business as it is being conducted.

7.2	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated by those Finance Documents.

7.3	Valid, binding and enforceable obligations

These Bond Terms and each other Finance Document to which it is a party constitutes (or will constitute, when executed by the respective parties thereto) its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance laws, and equitable principles, affecting the enforcement of creditors' rights generally, and (save as provided for therein) no further registration, filing, payment of tax or fees or other formalities are necessary or desirable to render the said documents enforceable against it.

7.4	Non-conflict with other obligations

The entry into and performance by it of these Bond Terms and any other Finance Document to which it is a party and the transactions contemplated thereby do not and will not conflict with (i) any law or regulation or judicial or official order; (ii) its constitutional documents; or (iii) any agreement or instrument which is binding upon it or any of its assets.

7.5	No Event of Default

(a)

No Event of Default exists or is likely to result from the making of any drawdown under these Bond Terms or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)

No other event or circumstance has occurred which constitutes (or with the expiry of any grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is likely to have a Material Adverse Effect.

7.6	Authorizations and consents

All authorisations, consents, approvals, resolutions, licenses, exemptions, filings, notarizations or registrations required:

(a)	to enable it to enter into, exercise its rights and comply with its obligations under these Bond Terms or any other Finance Document to which it is a party; and

(b)	to carry on its business as presently conducted and as contemplated by these Bond Terms,

have been obtained or effected and are in full force and effect.

7.7	Litigation

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, is likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

7.8	Financial Reports

Its most recent Financial Reports fairly presents in all material respects the financial condition of the Issuer and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with the Accounting Standard.

7.9	No Material Adverse Effect

Since the date of the most recent Financial Reports, there has been no change in its business, assets or financial condition that is likely to have a Material Adverse Effect.

7.10	No misleading information

Any factual information provided by it to the Bondholders or the Bond Trustee for the purposes of the issuance of the Bonds was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

7.11	No withholdings

The Issuer is not required to make any deduction or withholding from any payment which it may become obliged to make to the Bond Trustee or the Bondholders under these Bond Terms.

7.12	Pari passu ranking

Its payment obligations under these Bond Terms or any other Finance Document to which it is a party ranks as set out in Clause 2.4 (Status of the Bonds).

7.13	Security

No Security exists over any of the present assets of any Group Company in conflict with these Bond Terms.

8.	PAYMENTS IN RESPECT OF THE BONDS

8.1	Covenant to pay

(a)

The Issuer will unconditionally make available to or to the order of the Bond Trustee and/or the Paying Agent all amounts due on each Payment Date pursuant to the terms of these Bond Terms at such times and to such accounts as specified by the Bond Trustee and/or the Paying Agent in advance of each Payment Date or when other payments are due and payable pursuant to these Bond Terms.

(b)

All payments to the Bondholders in relation to the Bonds shall be made to each Bondholder registered as such in the CSD at the Relevant Record Date, by, if no specific order is made by the Bond Trustee, crediting the relevant amount to the bank account nominated by such Bondholder in connection with its securities account in the CSD.

(c)

Payment constituting good discharge of the Issuer's payment obligations to the Bondholders under these Bond Terms will be deemed to have been made to each Bondholder once the amount has been credited to the bank holding the bank account nominated by the Bondholder in connection with its securities account in the CSD. If the paying bank and the receiving bank are the same, payment shall be deemed to have been made once the amount has been credited to the bank account nominated by the Bondholder in question.

(d)

If a Payment Date or a date for other payments to the Bondholders pursuant to the Finance Documents falls on a day on which either of the relevant CSD settlement system or the relevant currency settlement system for the Bonds are not open, the payment shall be made on the first following possible day on which both of the said systems are open, unless any provision to the contrary has been set out for such payment in the relevant Finance Document.

8.2	Default interest

(a)

Default interest will accrue on any Overdue Amount from and including the Payment Date on which it was first due to and excluding the date on which the payment is made at the Interest Rate plus 3 percentage points per annum.

(b)

Default interest accrued on any Overdue Amount pursuant to this Clause 8.2 (Default interest) will be added to the Overdue Amount on each Interest Payment Date until the Overdue Amount and default interest accrued thereon have been repaid in full.

(c)

Upon the occurrence of a Listing Failure Event and for as long as such Listing Failure Event is continuing, the interest on any principal amount outstanding under these Bonds Terms will accrue at the Interest Rate plus 1 percentage point per annum. In the event the Listing Failure Event relates to Temporary Bonds, the Interest Rate will only be increased in respect of such Temporary Bonds.

8.3	Partial Payments

(a)

If the Paying Agent or the Bond Trustee receives a Partial Payment, such Partial Payment shall, in respect of the Issuer's debt under the Finance Documents be considered made for discharge of the debt of the Issuer in the following order of priority:

(i)	firstly, towards any outstanding fees, liabilities and expenses of the Bond Trustee (and any Security Agent);

(ii)	secondly, towards accrued interest due but unpaid; and

(iii)	thirdly, towards any other outstanding amounts due but unpaid under the Finance Documents.

(b)

Notwithstanding paragraph (a) above, any Partial Payment which is distributed to the Bondholders, shall, after the above mentioned deduction of outstanding fees, liabilities and expenses, be applied (i) firstly towards any principal amount due but unpaid and (ii) secondly, towards accrued interest due but unpaid, in the following situations;

(i)	the Bond Trustee has served a Default Notice in accordance with Clause 14.2 (Acceleration of the Bonds), or

(ii)	as a result of a resolution according to Clause 15 (Bondholders' decisions).

8.4	Taxation

(a)

Each Obligor is responsible for withholding any withholding tax imposed by applicable law on any payments to be made by it in relation to the Finance Documents and shall remit such amounts to the applicable taking authority. Subject to paragraph (b) below, all such amounts shall be treated as having been paid to the applicable Bondholder.

(b)	If any tax (whether stated to be a tax, assessment, governmental charge or otherwise) is withheld in respect of the Bonds by or on behalf of the Issuer, the Issuer shall:

(i)

subject to the exceptions and limitations set forth in paragraph (c) below, gross up the amount of the payment due from it (or on behalf of it) up to such amount which is necessary to ensure that the Bondholders or the Bond Trustee, as the case may be, receive a net amount which is (after making the required withholding) equal to the payment which would have been received by such person if no withholding had been required; and

(ii)	at the request of the Bond Trustee, deliver to the Bond Trustee evidence that the required tax deduction or withholding has been made.

(c)	Paragraph (b) shall not apply:

(i)

to any tax imposed by reason of the Bondholder (or the beneficial owner for whose benefit such Bondholder holds one or more Bonds), or a fiduciary, settlor, beneficiary, member or shareholder of the Bondholder if the relevant Bondholder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Bondholder, being considered as:

(A)	being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(B)

having a current or former connection with the United States or any other jurisdiction imposing such tax (other than a connection arising solely as a result of the ownership of the Bonds, the receipt of any payment or the enforcement of any rights relating to the Bonds), including being or having been a citizen or resident of the United States or any other jurisdiction imposing such tax (or any political subdivision thereof) or being or having been present in the United States, or being organized under the laws of, or having its principal office or applicable lending office located in, the United States or any other jurisdiction imposing such tax (or any political subdivision thereof);

(C)

being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes, a corporation that has accumulated earnings to avoid U.S. federal income tax, or a foreign tax exempt organisation with respect to the United States;

(D)	being or having been a "10-per cent. shareholder" of the Issuer as defined in section 871(h)(3) or 881(c)(3) of the Code; or

(E)	being a bank (or treated as a bank for U.S. federal income tax purposes) purchasing the Bonds in the ordinary course of its lending business; or

(ii)	to any tax that is payable otherwise than by withholding by the Issuer from payments made by it, a Paying Agent or Euroclear to the Bondholders;

(iii)

to any tax or other withholding obligation imposed under Sections 1471 through 1474 of the Code (commonly referred to as FATCA) (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(iv)	to the extent any tax would not have been imposed but for the failure of the Bondholder or any other person:

(A)

to provide a properly completed and executed Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8IMY (and related documentation), as applicable, or any subsequent version thereof or successor thereto, in each case, together with any required attachments and certificates to establish an exemption pursuant to the portfolio interest exception from, or reduction under an applicable tax treaty of, U.S. federal withholding tax with respect to payments in connection with a Bond;

(B)	to provide a properly completed and executed Internal Revenue Service Form W-9 or Form W-8ECI; or

(C)

upon receiving a reasonable prior written notice, to otherwise comply with any applicable certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Bondholder or beneficial owner of one or more Bonds, if compliance is required by any applicable law, regulation or tax treaty to which the United States is a party as a precondition to partial or complete exemption from such tax; or

(v)

payments to, or to a third party on behalf of, a Bondholder where no such withholding would have been required to be made if the Bonds, at the time of payment, had been credited to a securities deposit account with a bank, financial services institution, securities trading business or securities trading bank, in each case outside the United States; or

(vi)	payments to the extent such withholding or deduction is payable by or on behalf of a Bondholder who could lawfully mitigate (but has not so mitigated) such withholding by;

(A)	complying or procuring that any third party complies with any statutory requirements; or

(B)	by making or procuring that a third party makes a declaration of non-residence; or

(C)	other similar claim for exemption to any tax authority in the place where the payment is effected; or

(vii)

to any Bondholder that is not the sole beneficial owner of the Bonds, or a portion of the Bonds, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Bondholder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(viii)

where such withholding is imposed on a payment to or for an individual and is required to be made pursuant to Council Directive 2003/48/EC on the taxation of savings income or any other directive or law implementing or complying with, or introduced in order to conform to, such Directive, the ECOFIN Council meeting of 26-27 November 2000 or any other law implementing or complying with any arrangement entered into between the EU member states and certain third countries and territories in connection with such Directive (including, for the avoidance of doubt, any replacement directive or law); or

(ix)	to any combinations of paragraph (c) (i)-(viii).

(d)

Any public fees levied on the trade of Bonds in the secondary market shall be paid by the Bondholders, unless otherwise provided by law or regulation, and the Issuer shall not be responsible for reimbursing any such fees.

(e)

The Bond Trustee shall not have any responsibility with respect to obtaining information about the Bondholders or any other information relevant for the tax obligations referred to herein or with respect to any tax payable by any party pursuant to these Bond Terms.

8.5	Currency

(a)

All amounts payable under the Finance Documents shall be payable in the denomination of the Bonds set out in Clause 2.1 (Amount, denomination and ISIN of the Bonds). If, however, the denomination differs from the currency of the bank account connected to the Bondholder's account in the CSD, any cash settlement may be exchanged and credited to this bank account.

(b)

Any specific payment instructions, including foreign exchange bank account details, to be connected to the Bondholder's account in the CSD must be provided by the relevant Bondholder to the Paying Agent (either directly or through its account manager in the CSD) within 5 Business Days prior to a Payment Date. Depending on any currency exchange settlement agreements between each Bondholder's bank and the Paying Agent, and opening hours of the receiving bank, cash settlement may be delayed, and payment shall be deemed to have been made once the cash settlement has taken place, provided, however, that no default interest or other penalty shall accrue for the account of the Issuer for such delay.

8.6	Set-off and counterclaims

No Obligor may apply or perform any counterclaims or set-off against any payment obligations pursuant to these Bond Terms or any other Finance Document.

9.	INTEREST

9.1	Calculation of interest

(a)

Each Outstanding Bond will accrue interest at the Interest Rate on the Nominal Amount for each Interest Period, commencing on and including the first date of the Interest Period, and ending on but excluding the last date of the Interest Period.

(b)

Any Additional Bond will accrue interest at the Interest Rate on the Nominal Amount commencing on the first date of the Interest Period in which the Additional Bonds are issued and thereafter in accordance with paragraph (a) above.

(c)	Interest shall be calculated on the basis of a 360-day year comprised of twelve months of 30 days each (30/360-days basis), unless:

(i)

the last day in the relevant Interest Period is the 31st calendar day but the first day of that Interest Period is a day other than the 30th or the 31st day of a month, in which case the month that includes that last day shall not be shortened to a 30–day month; or

(ii)	the last day of the relevant Interest Period is the last calendar day in February, in which case February shall not be lengthened to a 30-day month.

9.2	Payment of interest

Interest shall fall due on each Interest Payment Date for the corresponding preceding Interest Period and, with respect to accrued interest on the principal amount then due and payable, on each Repayment Date.

10.	REDEMPTION AND REPURCHASE OF BONDS

10.1	Redemption of Bonds

The Outstanding Bonds will mature in full on the Maturity Date and shall be redeemed by the Issuer on the Maturity Date at a price equal to 100 per cent. of the Nominal Amount.

10.2	Voluntary early redemption - Call Option

(a)	The Issuer may redeem the Outstanding Bonds (in whole or in part) (the "Call Option") on any Business Day from and including:

(i)	the Issue Date to, but not including, the First Call Date at a price equal to the Make Whole Amount;

(ii)	the First Call Date to, but not including, the Interest Payment Date in November 2024 at a price equal to 104.25 per cent. of the Nominal Amount (the "First Call Price") for each redeemed Bond;

(iii)	the Interest Payment Date in November 2024 to, but not including, the Interest Payment Date in May 2025 at a price equal to 103.40 per cent. of the Nominal Amount for each redeemed Bond;

(iv)	the Interest Payment Date in May 2025 to, but not including, the Interest Payment Date in November 2025 at a price equal to 102.55 per cent. of the Nominal Amount for each redeemed Bond; and

(v)	the Interest Payment Date in November 2025 to, but not including, the Interest Payment Date in May 2026 at a price equal to 101.70 per cent. of the Nominal Amount for each redeemed Bond; and

(vi)	the Interest Payment Date in May 2026 to, but not including, the Maturity Date at a price equal to 100.00 per cent. of the Nominal Amount for each redeemed Bond.

(b)	Any redemption of Bonds pursuant to paragraph (a) of this Clause 10.2 shall be determined based upon the redemption prices applicable on the Call Option Repayment Date.

(c)

The Call Option may be exercised by the Issuer by written notice to the Bond Trustee at least 10 Business Days prior to the proposed Call Option Repayment Date. Such notice sent by the Issuer is irrevocable and shall specify the Call Option Repayment Date. Unless the Make Whole Amount is set out in the written notice where the Issuer exercises the Call Option, the Issuer shall calculate the Make Whole Amount and provide such calculation by written notice to the Bond Trustee as soon as possible and at the latest within 3 Business Days from the date of the notice.

(d)

Any notice in accordance with paragraph (c) above may, at the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent, in which case the exercise of the Call Option will be automatically cancelled unless such conditions precedent have been satisfied or waived at least 3 Business Days prior to such Call Option Repayment Date.

(e)	Call Option exercised in part will be used for pro rata payment to the Bondholders in accordance with the applicable regulations of the CSD.

10.3	Mandatory repurchase due to a Put Option Event

(a)

Upon the occurrence of a Put Option Event, each Bondholder will have the right (the "Put Option") to require that the Issuer purchases all or some of the Bonds held by that Bondholder at a price equal to 101.00 per cent. of the Nominal Amount.

(b)

The Put Option must be exercised within 15 Business Days after the Issuer has given notice to the Bond Trustee and the Bondholders that a Put Option Event has occurred pursuant to Clause 12.3 (Put Option Event). Once notified, the Bondholders' right to exercise the Put Option is irrevocable.

(c)

Each Bondholder may exercise its Put Option by written notice to its account manager for the CSD, who will notify the Paying Agent of the exercise of the Put Option. The Put Option Repayment Date will be the 5th Business Day after the end of 15 Business Days exercise period referred to in paragraph (b) above. However, the settlement of the Put Option will be based on each Bondholders holding of Bonds at the Put Option Repayment Date.

(d)

If Bonds representing more than 90 per cent. of the Outstanding Bonds have been repurchased pursuant to this Clause 10.3 (Mandatory repurchase due to a Put Option Event), the Issuer is entitled to repurchase all the remaining Outstanding Bonds at the price stated in paragraph (a) above by notifying the remaining Bondholders of its intention to do so no later than 10 Business Days after the Put Option Repayment Date. Such notice sent by the Issuer is irrevocable and shall specify the Call Option Repayment Date.

10.4	Early redemption option due to a tax event

If the Issuer is or will be required to gross up any withheld tax imposed by law from any payment in respect of the Bonds under the Finance Documents pursuant to Clause 8.4 (Taxation) as a result of a change in applicable law implemented after the date of these Bond Terms, the Issuer will have the right to redeem all, but not only some, of the Outstanding Bonds at a price equal to 100 per cent. of the Nominal Amount. The Issuer shall give written notice of such redemption to the Bond Trustee and the Bondholders at least 20 Business Days prior to the Tax Event Repayment Date, provided that no such notice shall be given earlier than 40 Business Days prior to the earliest date on which the Issuer would be obliged to withhold such tax were a payment in respect of the Bonds then due.

10.5	Equity Clawback

(a)

The Issuer may, at any time from (but excluding) the Issue Date to (but excluding) the First Call Date, by written notice to the Bond Trustee no less than 10 Business Days and no more than 30 Business Days prior to the proposed Repayment Date use the net cash proceeds received by it from an equity offering to redeem up to 35 per cent. of the Outstanding Bond Amount at the First Call Price (the "Equity Clawback"). Any accrued and unpaid interest on the Bonds being redeemed shall be paid together with principal on the date of such early redemption, provided that such interest shall not be included in the calculation of the amount of Outstanding Bonds the Issuer is permitted to repay in accordance with this Clause 10.5.

(b)

Any redemption notice given in respect of an Equity Clawback may, at the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent, in which case the exercise of the Equity Clawback will be automatically cancelled unless such conditions precedent have been satisfied or waived at least 3 Business Days prior to the proposed repayment date.

(c)	Any redemption in accordance with this Clause 10.5 will be used for pro rata payment to the Bondholders in accordance with the applicable regulations of the CSD.

10.6	Tender Offer

(a)

Provided that the funds on the Disposal Account are in excess of USD 1,000,000, then the Issuer may (but is not required to) effect an offer to the Bondholders generally to redeem Bonds with some or all of the funds at the Disposal Account at a price of minimum 100 per cent. of the Nominal Amount (plus accrued interest on redeemed amount), or such higher price or range as the Issuer in its discretion may decide during a period of 10 Business Days following the offer (each such offer a "Tender Offer").

(b)

If the funds on the Disposal Account at any time equal USD 25,000,000 or more, then the Issuer shall within 60 days after such time make a Tender Offer in an amount equal to all of the funds on the Disposal Account, provided, however, that the Issuer shall not be obliged to make a Tender Offer more than once every 12 months.

(c)

The funds on the Disposal Account will be used for pro rata payment to the Bondholders who accepted the Tender Offer at the relevant tender price (and on the basis of number of Bonds tendered for redemption).

10.7	Mandatory early redemption due to a Mandatory Redemption Event

(a)

Upon a Mandatory Redemption Event, the Issuer shall, within 2 Business Days after the Mandatory Redemption Event, redeem all of the Outstanding Bonds at a price of 99.50 per cent. of the Nominal Amount plus accrued interest, by inter alia applying the funds deposited on the Accounts for such redemption.

(b)	Any redemption in part will be used for pro rata payment to the Bondholders in accordance with the applicable regulations of the CSD.

11.	PURCHASE AND TRANSFER OF BONDS

11.1	Issuer's purchase of Bonds

The Issuer and each other Group Company may purchase and hold Bonds and such Bonds may be retained or sold, but not cancelled, in the Issuer's sole discretion, including with respect to Bonds purchased pursuant to Clause 10.3 (Mandatory repurchase due to a Put Option Event).

11.2	Restrictions

(a)

For 40 days from the Issue Date (the "Compliance Period"), the Bonds may only be reoffered, resold, pledged or otherwise transferred to (i) a non-U.S. person in an offshore transaction or (ii) a person whom the seller and/or any person acting on its behalf reasonably believes is a to be a "qualified institutional buyer" ("QIB") (as defined in Rule 144A under the Securities Act ("Rule 144A")), in a transaction meeting the requirements of Rule 144A. Each person transferring Bonds during the Compliance Period is required to obtain a certificate from the transferee certifying as to such transferee's status as a non-U.S. person or QIB, as the case may be.

(b)

After the expiration of the Compliance Period, Bondholders located in the United States will not be permitted to transfer the Bonds except (a) to the Issuer, (b) pursuant an effective registration statement under the Securities Act, (c) to a person that the Bondholder reasonably believes is a QIB within the meaning of Rule 144A that is purchasing for its own account, or the account of another QIB, in a transaction meeting the requirements of Rule 144A, (d) to a non-U.S. person in an offshore transaction satisfying the requirements of Rule 904 of Regulation S under the Securities Act, and (e) in accordance with Rule 144 under the Securities Act (if available) and (f) pursuant to any other available exemption from registration under the Securities Act.

(c)

Certain purchase or selling restrictions may apply to Bondholders under applicable local laws and regulations from time to time. Neither the Issuer nor the Bond Trustee shall be responsible for ensuring compliance with such laws and regulations and each Bondholder is responsible for ensuring compliance with the relevant laws and regulations at its own cost and expense.

(d)

A Bondholder who has purchased Bonds in breach of applicable restrictions may, notwithstanding such breach, benefit from the rights attached to the Bonds pursuant to these Bond Terms (including, but not limited to, voting rights), provided that the Issuer shall not incur any additional liability by complying with its obligations to such Bondholder.

11.3	Trading of the Bonds

(a)

The Bonds will be blocked for all trading in the CSD and all trading in the Bonds will be made through Euroclear and all buyers and sellers of Bonds must therefore have or open a securities account with Euroclear or have an agreement with an authorized nominee in Euroclear holding the Bonds on behalf of the subscriber or become a direct or sponsored member of Euroclear. No other International Central Securities Depository or other nominee can hold the Bonds in the CSD and may therefore not be a substitute to Euroclear.

(b)

The Bonds are intended to be treated as registered obligations issued through a dematerialized book entry system, and the right, title and interest of any Bondholder, assignee and participant and its successors and assigns in and to such obligations shall be transferable only through a book entry system operated by a foreign clearing organization for U.S. federal income tax purposes. This paragraph shall be construed so that the obligations are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of U.S. Internal Revenue Code of 1986, as amended.

(c)

The Bonds shall only be offered to (i) non-"U.S. persons" in "offshore transactions" (each as defined in Rule 902 of Regulation S under the Securities Act), and (ii) to persons located in the United States, its territories and possessions that are reasonably believed to be QIBs in transactions meeting the requirements of an exemption from the registration requirements of the Securities Act. In addition to the application agreement that each investor will be required to execute, each U.S. investor that wishes to purchase Bonds will be required to execute and deliver to the Issuer a certification in a form to be provided by the Issuer stating, among other things, that the investor is a QIB or confirm that it is a QIB.

(d)	The Bonds may not be purchased by, or for the benefit of, persons resident in Canada.

12.	INFORMATION UNDERTAKINGS

12.1	Financial Reports

(a)

The Issuer shall prepare Annual Financial Statements in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than 4 months after the end of the financial year.

(b)

The Issuer shall prepare Interim Accounts in the English language and make them available on its website (alternatively on another relevant information platform) as soon as they become available, and not later than 2 months after the end of after the end of each quarter ending on 31 March, 30 June and 30 September.

12.2	Requirements as to Financial Reports

(a)

The Issuer shall supply to the Bond Trustee, in connection with the publication of its Financial Reports pursuant to Clause 12.1 (Financial Reports), a Compliance Certificate with a copy of the Financial Reports attached thereto. The Compliance Certificate shall be duly signed by the chief executive officer or the chief financial officer of the Issuer, certifying that said Financial Report fairly presents in all material respects the financial condition of the Issuer and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby, in accordance with the Accounting Standard, and setting out (in reasonable detail) computations evidencing compliance with Clause 13.20 (Financial Covenants) as at such date.

(b)	The Issuer shall procure that the Financial Reports delivered pursuant to Clause 12.1 (Financial Reports) are in all material respects prepared using the Accounting Standard consistently applied.

12.3	Put Option Event

The Issuer shall promptly inform the Bond Trustee in writing after becoming aware that a Put Option Event has occurred.

12.4	Listing Failure Event

The Issuer shall promptly inform the Bond Trustee in writing if a Listing Failure Event has occurred. However, no Event of Default shall occur if the Issuer fails (i) to list the Bonds in accordance with Clause 4 (Admission to Listing) or (ii) to inform of such Listing Failure Event, only default interest in accordance with paragraph (c) of Clause 8.2 (Default interest) will accrue as long as such Listing Failure Event is continuing.

12.5	Information: Miscellaneous

The Issuer shall:

(a)

promptly inform the Bond Trustee in writing of any Event of Default or any event or circumstance which the Issuer understands or could reasonably be expected to understand may lead to an Event of Default and the steps, if any, being taken to remedy it;

(b)	at the request of the Bond Trustee, report the balance of the Issuer's Bonds (to the best of its knowledge, having made due and appropriate enquiries);

(c)	send the Bond Trustee copies of any statutory notifications of the Issuer, including but not limited to in connection with mergers, de-mergers and reduction of the Issuer's share capital or equity;

(d)	if the Bonds are listed on an Exchange, send a copy to the Bond Trustee of its notices to the Exchange;

(e)	if the Issuer and/or the Bonds are rated, inform the Bond Trustee of its and/or the rating of the Bonds, and any changes to such rating;

(f)	inform the Bond Trustee of changes in the registration of the Bonds in the CSD; and

(g)	within a reasonable time, provide such information about the Issuer's and the Group's business, assets and financial condition as the Bond Trustee may reasonably request.

13.	GENERAL AND FINANCIAL UNDERTAKINGS

The Issuer undertakes to (and shall, where applicable, procure that the other Group Companies will) comply with the undertakings set forth in this Clause 13 (General and Financial Undertakings).

13.1	Authorisations

The Issuer shall, and shall ensure that each Group Company will, in all respects obtain, maintain and comply with the terms of any authorisation, approval, license and consent required for the conduct of its business as carried out from time to time, except where the failure to so obtain, maintain and comply would not have a Material Adverse Effect.

13.2	Compliance with laws

The Issuer shall ensure that each Group Company will, comply with all laws and regulations to which it may be subject from time to time except where the failure to so comply would not have a Material Adverse Effect.

13.3	Continuation of business

The Issuer shall not, and shall ensure that no other Group Company will, cease to carry on its business (excluding cessation with respect to a Group Company (other than the Issuer) which would not have a Material Adverse Effect), or change the general nature of its businesses in any material respect from that carried on or contemplated to be carried on by the Group at the date of these Bond Terms, other than businesses reasonably related thereto (including, for the avoidance of doubt, related to the generation of energy offshore) or similar, complementary thereto, or which constitute a reasonable extension thereof.

13.4	Corporate status

The Issuer shall ensure that (a) each Obligor continues to exist as a limited liability company, corporation or limited partnership (as applicable), except to the extent otherwise expressly permitted hereunder, and (b) the Issuer shall not change its jurisdiction of incorporation or formation and ensure that each other Obligor remains incorporated and formed in an Approved Jurisdiction.

13.5	Anti-corruption and sanctions:

(a)	The Issuer shall ensure that each Group Company will:

(i)

ensure that no proceeds from the issuance of the Bonds are used directly or indirectly for any purpose which would breach any applicable acts, regulations or laws on bribery, corruption or similar; and

(ii)	conduct its businesses and maintain policies and procedures in compliance with applicable anti-corruption laws.

(b)	The Issuer shall adopt and maintain policies intended to ensure that no Group Company will, engage in any conduct prohibited by any applicable sanctions.

13.6	Ownership

The Issuer shall remain the 100 per cent. direct or indirect owner of each Restricted US Group Company, GOLP and TMII (or their Permitted Successors). GOLP and TMII (or their Permitted Successors) shall continue to be the holding entities for the Restricted Non-US Group.

13.7	Mergers

The Issuer shall ensure that no Group Company shall carry out any merger or other business combination or corporate reorganization involving a consolidation of the assets and obligations of such Group Company with any person unless (a) (i) the Transaction Security existing immediately prior to such merger or other business consolidation or corporate reorganization remains in place at all times or equivalent Security is granted on the date of such merger without any hardening periods in respect of any new Transaction Security provided and (ii) such transaction does not have a Material Adverse Effect or (b) such merger or other business combination or corporate reorganization constitutes a Permitted Disposal.

13.8	De-mergers

The Issuer shall ensure that no Group Company shall carry out any de-merger or other corporate reorganization with any person unless (a) (i) the Transaction Security remains in place at all times or equivalent Security is granted on the date of such de-merger and (ii) such transaction does not have a Material Adverse Effect or (b) the de-merger or other corporate reorganization constitutes a Permitted Disposal or a Permitted Distribution.

13.9	Financial Indebtedness restrictions

The Issuer shall not, and shall ensure that no other Group Company shall, incur, create, maintain or permit to subsist any Financial Indebtedness other than Permitted Financial Indebtedness.

13.10	Negative Pledge

The Issuer shall not, and shall ensure that no other Group Company shall, create or permit to subsist any Security over any of its assets or enter into arrangements having a similar effect other than Permitted Security.

13.11	Financial Support restrictions

The Issuer shall not, and shall ensure that no other Group Company shall, grant any Financial Support to or for the benefit of any person, other than Permitted Financial Support.

13.12	Distributions

The Issuer shall not and shall ensure that no other Group Company shall, make any Distributions other than a Permitted Distribution.

13.13	Disposals and the Disposal Account

(a)

The Issuer shall ensure that no Restricted Group Company shall make a Disposal of any Vessel and no Restricted Group Company shall (directly or indirectly) make a Disposal of any Shares in any Vessel Owner or any other entity that owns Vessels, except for any Disposal that is a Permitted Disposal.

(b)	The Issuer shall ensure that the funds paid into the Disposal Account shall remain pledged and blocked until they are employed towards:

(i)	a Reinvestment;

(ii)	making a Tender Offer in accordance with Clause 10.6 (Tender Offer); or

(iii)

repayment of Bonds using the Call Option provided that in the period up until the First Call Date, the redemption price for Bonds redeemed pursuant to this paragraph (iii) shall be equal to the First Call Price.

(c)

In the event of a Total Loss Event or a Piracy Event, the Issuer shall, as soon as the insurance proceeds are available and in any event no later than 120 days following that Total Loss Event or Piracy Event (as the case may be), transfer such amount to the Disposal Account.

(d)	If a Reinvestment is made by a Restricted US Group Company, Additional Security shall be established over any Vessels, entities or group of entities acquired by such Restricted US Group Company.

(e)

The Bond Trustee shall promptly disburse or cause to be disbursed to the Issuer the funds on the Disposal Account upon receipt of a certificate by Issuer specifying the Reinvestments for which such funds will be used.

(f)	If after a Tender Offer, any remaining funds on the Disposal Account is less than USD 1,000,000, the funds shall upon request from the Issuer be released to the Issuer.

13.14	Arm's length transactions

The Issuer shall ensure that no Group Company shall, engage, directly or indirectly, in any transaction with any party, except (a) with respect to transactions (i) between Group Companies constituting wholly owned Subsidiaries of the Issuer (without regard to directors qualifying shares), or (ii) between the Issuer and any Group Companies constituting wholly owned Subsidiaries of the Issuer (without regard to directors qualifying shares), or (b) on an arm's length basis (or better from the perspective of a Group Company).

13.15	Maintain Transaction Security Documents

The Issuer shall ensure that each Group Company shall, except if released as a result of a Permitted Disposal:

(a)

maintain the Transaction Security Documents to which it is a party in full force and effect, and do all acts which may be necessary to ensure that Security created or contemplated thereunder remains duly created, enforceable and perfected with first priority ranking, creating the Security contemplated thereunder, at the expense of the relevant Group Company;

(b)	ensure that Security is created over the Shares in and assets of all Obligors from time to time in accordance Clause 2.5 (Transaction Security).

13.16	Restrictions on payments - Intra-Group Debt

The Issuer shall ensure that: (a) any Intra-Group Debt for which an Obligor is the debtor and any loan from any Group Company not being a Restricted Group Company to the Issuer shall be subordinated to the Secured Obligations and (b) any payment in respect of any such Intra-Group Debt or loan to the Issuer, is only made if, at the time of payment, no Event of Default has occurred and is continuing; it being agreed however that payments and prepayments at any time and from time to time, as to interest, principal or both, are permitted so long as no Event of Default has occurred and is then continuing.

13.17	Accounts

(a)	The Issuer shall ensure that the Accounts are opened and remain open with and Acceptable Bank or NT Services AS.

(b)

If the Bonds shall be redeemed in full following the Issuer's Call Option, a Mandatory Redemption Event or at the Maturity Date, the amounts in the Accounts may be used as partial payment to the Bondholders.

(c)

The Issuer shall procure that on a monthly basis an amount equal to 1/6 of the next interest payment is transferred to the Debt Service Retention Account. Except as set out in paragraph (b) above, amounts standing on the Debt Service Retention Account shall only be used to pay interest on the Bonds.

(d)	The Bond Trustee shall have the right (at any time) to request and receive information from the Issuer of the (at any time) deposited amount on the Accounts.

13.18	Revolving Credit Facility

(a)

The Issuer shall ensure that any amount drawn by it or any other Obligor being a borrower under a Revolving Credit Facility is applied towards general corporate and working capital purposes of the Group.

(b)

The Issuer shall ensure that all cash loans under the Revolving Credit Facility shall be subject to simultaneous net clean down (net of freely available cash and Cash Equivalents of the Obligors) for 3 consecutive Business Days once in every 12 month rolling period.

13.19	Vessel covenants

The Issuer shall, and shall ensure that each Vessel Owner, each Vessel Manager and each Vessel Charterer shall undertake to, comply with the following undertakings:

(a)

provide for reasonable and satisfactory maintenance and insurance of the Vessels owned by a Restricted Group Company and all relevant equipment related thereto at all times, hereunder to retain each such Vessel in class except while stacked;

(b)	during operation of the Vessels owned by a Restricted Group Company, ensure that the relevant Vessel Manager or Vessel Charterer (as applicable) runs proper maintenance of such Vessel;

(c)

ensure that the Vessels owned by a Restricted Group Company shall be adequately insured under the Mandatory Insurances. The Bond Trustee (and the RCF Agent) shall take out a Mortgagee Interest Insurance ("MII") and Mortgagee Additional Perils Insurance ("MAPI") in respect of the Security Vessels at the expense of the Issuer. The insurances and Loss Payee Clause shall be in accordance with the Nordic Marine Insurance Plan, American Institute Hull Clauses or other insurances with at least similar terms or otherwise acceptable to the Bond Trustee;

(d)

ensure that the Vessels owned by a Restricted Group Company are operated in all material respects in accordance with applicable laws and regulations (including but not limited to applicable sanctions) and good industry practice;

(e)

no amendments, supplements, variations or waiver of any material terms of the Vessel Management Agreement of any Security Vessel to be made if any such amendment, supplement, variation or waiver would have a Material Adverse Effect;

(f)

upon request of the Bond Trustee and with reasonable advance notice, arrange for the Bond Trustee, and/or any person appointed by the Bond Trustee, to undertake a technical inspection of the Vessels owned by a Restricted Group Company without interference of the daily operation of such Vessel and at the expense of the Issuer (however limited to maximum one yearly inspection per Vessel unless an Event of Default has occurred and is continuing); and

(g)

procure that the Vessel Managers or Vessel Charterers (as applicable) operate the Security Vessels in accordance with good industry standards and in accordance with the relevant Vessel Management Agreements and in compliance with the terms hereof and the Transaction Security Documents.

13.20	Financial Covenants

(a)	The Issuer shall comply with the following Financial Covenants during the term of the Bonds:

(i)	the Obligors shall maintain minimum Free Liquidity of not less than the higher of (A) USD 20,000,000 and (B) an amount equal to 10 per cent. of Net Interest Bearing Debt; and

(ii)	the Equity Ratio on a consolidated basis for the Group shall be minimum 30 per cent.

(b)	The Issuer undertakes to comply with the requirement for Free Liquidity at all times and the requirement for Equity Ratio on each Quarter Date.

(c)

If the Issuer fails (or would otherwise fail) to comply with any Financial Covenant as at any Quarter Date, and the Issuer receives cash proceeds in the form of new equity or a Subordinated Loan (the "Cure Amount") within 20 Business Days of the date on which the relevant Financial Report is due in accordance with Clause 12.1 (Financial Reports), then such Financial Covenant shall be recalculated after giving effect to the following pro forma adjustments:

(i)	the Free Liquidity shall be increased by an amount equal to the Cure Amount; and

(ii)	each of Equity and Total Assets shall be increased by an amount equal to the Cure Amount,

and if, after giving effect to the foregoing recalculations, the Issuer is in compliance with the requirements of all Financial Covenants, the Issuer shall be deemed to have satisfied the requirements of such Financial Covenants for such Quarter Date as though there had been no failure to comply with such requirement, and the applicable breach or default of such Financial Covenants which had occurred shall be deemed to have been prevented or cured.

(d)

The Issuer shall be limited to a maximum of 3 financial covenant cures of actual failures to satisfy the Financial Covenants during the term of the Bonds, and only 2 consecutive financial covenant cures are permitted.

13.21	Incurrence Test

(a)	The Incurrence Test is met if:

(i)	with respect to the issuing of Additional Bonds in a Tap Issue:

(A)	the Vessel LTV Ratio is less than 35 per cent.; and

(B)	the Net Leverage Ratio of the Group is less than 3.00 to 1.00; and

(ii)	with respect to the making of any Distribution,

(A)	the Free Liquidity of the Group is minimum USD 75,000,000; and

(B)	the Net Leverage Ratio of the Group is less than 3.00 to 1.00,

and in each case no Event of Default is continuing or would result from the event for which the Incurrence Test is applied.

(b)	The requirements forming part of any Incurrence Test shall be:

(i)	calculated at a testing date determined by the Issuer falling no earlier than the most recent Quarter Date prior to the event in respect of which the Incurrence Test shall be made;

(ii)	unless otherwise set out below:

(A)	tested with reference to the relevant Financial Report(s) and any Compliance Certificate(s) relating thereto; and

(B)

calculated in accordance with the Accounting Standard, accounting practices and financial reference periods consistent with those applied in its previous Financial Reports published (or delivered) pursuant to the terms hereof; and

(iii)	the Market Value of the Vessels shall be based on valuations dated no earlier than the most recent Quarter Date.

(c)	For the purpose of calculating the requirements forming part of any Incurrence Test:

(i)	the Net Interest Bearing Debt and Vessel LTV Ratio shall be calculated as at the relevant testing date with the following adjustments:

(A)

the full amount of the Tap Issue in respect of which the Incurrence Test shall be made (after deducting any Financial Indebtedness which shall be refinanced at the time of incurrence of such new Financial Indebtedness) shall be added to the Net Interest Bearing Debt and for the purpose of calculating the Net Leverage Ratio and to the Outstanding Bond Amount for the purpose of calculating the Vessel LTV Ratio; and

(B)	any cash balance resulting from the incurrence of the Tap Issue shall not reduce the Net Interest Bearing Debt; and

(ii)

EBITDA shall be calculated on a four quarter rolling basis by reference to the amount of EBITDA derived from the relevant Financial Report(s) for the relevant four quarter period (and in any Compliance Certificate(s) relating thereto) with the following adjustments (where no amount shall be included or excluded more than once):

(A)

any asset, company, business or undertaking acquired or disposed of by the Group during such period, or after the end of that period but on or before the relevant testing date, shall be included or excluded (as applicable) pro forma for the entire period;

(B)

any asset, company, business or undertaking to be acquired with the proceeds from the new Financial Indebtedness to be incurred based on such Incurrence Test shall be included, pro forma, for the entire period; and

(C)

EBITDA, in respect of an Incurrence Test for the issuance of a Tap Issue, shall take into account reasonable cost savings synergies expected to be achieved for the Group during the coming 12 months as a result of an acquisition referred to in paragraph (B) above, as reasonably projected by the Issuer and certified by the Group's chief financial officer provided that such cost savings synergies shall not exceed 25 per cent. of consolidated EBITDA for the Group (pro forma including the acquired entity) for the Relevant Period, and such savings synergies shall be given effect in the pro forma calculation of the applicable prior four quarter period.

14.	EVENTS OF DEFAULT AND ACCELERATION OF THE BONDS

14.1	Events of Default

Each of the events or circumstances set out in this Clause 14.1 shall constitute an Event of Default:

(a)	Non-payment

An Obligor fails to pay any amount payable by it under the Finance Documents when such amount is due for payment, unless:

(i)	its failure to pay is caused by administrative or technical error in payment systems or the CSD and payment is made within 5 Business Days following the original due date; or

(ii)	in the discretion of the Bond Trustee, the Issuer has substantiated that it is likely that such payment will be made in full within 5 Business Days following the original due date.

(b)	Breach of other obligations

An Obligor does not comply with any provision of the Finance Documents other than set out under paragraph (a) (Non-payment) above, unless such failure is capable of being remedied and is remedied within 20 Business Days after the earlier of the Issuer's actual knowledge thereof, or notice thereof is given to the Issuer by the Bond Trustee.

(c)	Misrepresentation

Any representation, warranty or statement (including statements in Compliance Certificates) made by an Obligor under or in connection with any Finance Documents is or proves to have been incorrect, inaccurate or misleading in any material respect as of the date when made.

(d)	Cross acceleration

If for any Group Company:

(i)	any Financial Indebtedness is not paid when due nor within any applicable grace period; or

(ii)	any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described),

provided however that the aggregate amount of such Financial Indebtedness falling within paragraphs (i) to (ii) above exceeds a total of USD 20,000,000 (or the equivalent thereof in any other currency).

(e)	Insolvency and insolvency proceedings

Any Obligor or any Restricted Group Company which is the direct or indirect owner of a Vessel:

(i)	is Insolvent; or

(ii)	is object of any corporate action or any legal proceedings is taken in relation to:

(A)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than a solvent liquidation or reorganization; or

(B)	a composition, compromise, assignment or arrangement with any creditor which may materially impair its ability to perform its payment obligations under these Bond Terms; or

(C)	the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrative receiver, administrator, compulsory manager or other similar officer of any of its assets; or

(D)	enforcement of any Security over any of its or their assets having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross default) above; or

(E)	for (A) - (D) above, any analogous procedure or step is taken in any jurisdiction in respect of any such company,

however this shall not apply to any petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 Business Days of commencement.

(f)	Creditor's process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or any Restricted Group Company which is the direct or indirect owner of a Vessel having an aggregate value exceeding the threshold amount set out in paragraph (d) (Cross default) above and is not discharged within 20 Business Days.

(g)	Unlawfulness

It is or becomes unlawful for an Obligor to perform or comply with any of its obligations under the Finance Documents to the extent this may materially impair:

(i)	the ability of such Obligor to perform its obligations under these Bond Terms; or

(ii)	the ability of the Bond Trustee or any Security Agent to exercise any material right or power vested to it under the Finance Documents.

14.2	Acceleration of the Bonds

If an Event of Default has occurred and is continuing, the Bond Trustee may, in its discretion in order to protect the interests of the Bondholders, or upon instruction received from the Bondholders pursuant to Clause 14.3 (Bondholders' instructions) below, by serving a Default Notice:

(a)

declare that the Outstanding Bonds, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(b)

exercise (or direct the Security Agent to exercise) any or all of its rights, remedies, powers or discretions under the Finance Documents or take such further measures as are necessary to recover the amounts outstanding under the Finance Documents.

14.3	Bondholders' instructions

The Bond Trustee shall serve a Default Notice pursuant to Clause 14.2 (Acceleration of the Bonds) if:

(a)

the Bond Trustee receives a demand in writing from Bondholders representing a simple majority of the Voting Bonds, that an Event of Default shall be declared, and a Bondholders' Meeting has not made a resolution to the contrary; or

(b)	the Bondholders' Meeting, by a simple majority decision, has approved the declaration of an Event of Default.

14.4	Calculation of claim

The claim derived from the Outstanding Bonds due for payment as a result of the serving of a Default Notice will be calculated at the call prices set out in Clause 10.2 (Voluntary early redemption – Call Option), as applicable at the following dates (and regardless of the Default Repayment Date);

(a)

for any Event of Default arising out of a breach of Clause 14.1 (Events of Default) paragraph (a) (Non-payment), the claim will be calculated at the call price applicable at the date when such Event of Default occurred; and

(b)	for any other Event of Default, the claim will be calculated at the call price applicable at the date when the Default Notice was served by the Bond Trustee.

15.	BONDHOLDERS' DECISIONS

15.1	Authority of the Bondholders' Meeting

(a)

A Bondholders' Meeting may, on behalf of the Bondholders, resolve to alter any of these Bond Terms, including, but not limited to, any reduction of principal or interest and any conversion of the Bonds into other capital classes.

(b)

The Bondholders' Meeting cannot resolve that any overdue payment of any instalment shall be reduced unless there is a pro rata reduction of the principal that has not fallen due, but may resolve that accrued interest (whether overdue or not) shall be reduced without a corresponding reduction of principal.

(c)	The Bondholders' Meeting may not adopt resolutions which will give certain Bondholders an unreasonable advantage at the expense of other Bondholders.

(d)

Subject to the power of the Bond Trustee to take certain action as set out in Clause 16.1 (Power to represent the Bondholders), if a resolution by, or an approval of, the Bondholders is required, such resolution may be passed at a Bondholders' Meeting. Resolutions passed at any Bondholders' Meeting will be binding upon all Bondholders.

(e)	At least 50 per cent. of the Voting Bonds must be represented at a Bondholders' Meeting for a quorum to be present.

(f)	Resolutions will be passed by simple majority of the Voting Bonds represented at the Bondholders' Meeting, unless otherwise set out in paragraph (g) below.

(g)

Save for any amendments or waivers which can be made without resolution pursuant to Clause 17.1 (Procedure for amendments and waivers) paragraph (a), section (i) and (ii), a majority of at least 2/3 of the Voting Bonds represented at the Bondholders' Meeting is required for approval of any waiver or amendment of these Bond Terms.

15.2	Procedure for arranging a Bondholders' Meeting

(a)	A Bondholders' Meeting shall be convened by the Bond Trustee upon the request in writing of:

(i)	the Issuer;

(ii)	Bondholders representing at least 1/10 of the Voting Bonds;

(iii)	the Exchange, if the Bonds are listed and the Exchange is entitled to do so pursuant to the general rules and regulations of the Exchange; or

(iv)	the Bond Trustee.

The request shall clearly state the matters to be discussed and resolved.

(b)

If the Bond Trustee has not convened a Bondholders' Meeting within 10 Business Days after having received a valid request for calling a Bondholders' Meeting pursuant to paragraph (a) above, then the requesting party may call the Bondholders' Meeting itself.

(c)

Summons to a Bondholders' Meeting must be sent no later than 10 Business Days prior to the proposed date of the Bondholders' Meeting. The Summons shall be sent to all Bondholders registered in the CSD at the time the Summons is sent from the CSD. If the Bonds are listed, the Issuer shall ensure that the Summons is published in accordance with the applicable regulations of the Exchange. The Summons shall also be published on the website of the Bond Trustee (alternatively by press release or other relevant information platform).

(d)

Any Summons for a Bondholders' Meeting must clearly state the agenda for the Bondholders' Meeting and the matters to be resolved. The Bond Trustee may include additional agenda items to those requested by the person calling for the Bondholders' Meeting in the Summons. If the Summons contains proposed amendments to these Bond Terms, a description of the proposed amendments must be set out in the Summons.

(e)	Items which have not been included in the Summons may not be put to a vote at the Bondholders' Meeting.

(f)

By written notice to the Issuer, the Bond Trustee may prohibit the Issuer from acquiring or dispose of Bonds during the period from the date of the Summons until the date of the Bondholders' Meeting, unless the acquisition of Bonds is made by the Issuer pursuant to Clause 10 (Redemption and Repurchase of Bonds).

(g)

A Bondholders' Meeting may be held on premises selected by the Bond Trustee, or if paragraph (b) above applies, by the person convening the Bondholders' Meeting (however to be held in the capital of the Relevant Jurisdiction). The Bondholders' Meeting will be opened and, unless otherwise decided by the Bondholders' Meeting, chaired by the Bond Trustee. If the Bond Trustee is not present, the Bondholders' Meeting will be opened by a Bondholder and be chaired by a representative elected by the Bondholders' Meeting (the Bond Trustee or such other representative, the "Chairperson").

(h)

Each Bondholder, the Bond Trustee and, if the Bonds are listed, representatives of the Exchange, or any person or persons acting under a power of attorney for a Bondholder, shall have the right to attend the Bondholders' Meeting (each a "Representative"). The Chairperson may grant access to the meeting to other persons not being Representatives, unless the Bondholders' Meeting decides otherwise. In addition, each Representative has the right to be accompanied by an advisor. In case of dispute or doubt with regard to whether a person is a Representative or entitled to vote, the Chairperson will decide who may attend the Bondholders' Meeting and exercise voting rights.

(i)

Representatives of the Issuer have the right to attend the Bondholders' Meeting. The Bondholders Meeting may resolve to exclude the Issuer's representatives and/or any person holding only Issuer's Bonds (or any representative of such person) from participating in the meeting at certain times, however, the Issuer's representative and any such other person shall have the right to be present during the voting.

(j)

Minutes of the Bondholders' Meeting must be recorded by, or by someone acting at the instruction of, the Chairperson. The minutes must state the number of Voting Bonds represented at the Bondholders' Meeting, the resolutions passed at the meeting, and the results of the vote on the matters to be decided at the Bondholders' Meeting. The minutes shall be signed by the Chairperson and at least one other person. The minutes will be deposited with the Bond Trustee who shall make available a copy to the Bondholders and the Issuer upon request.

(k)

The Bond Trustee will ensure that the Issuer, the Bondholders and the Exchange are notified of resolutions passed at the Bondholders' Meeting and that the resolutions are published on the website of the Bond Trustee (or other relevant electronically platform or press release).

(l)

The Issuer shall bear the costs and expenses incurred in connection with convening a Bondholders' Meeting regardless of who has convened the Bondholders' Meeting, including any reasonable costs and fees incurred by the Bond Trustee.

15.3	Voting rules

(a)

Each Bondholder (or person acting for a Bondholder under a power of attorney) may cast one vote for each Voting Bond owned on the Relevant Record Date, ref. Clause 3.3 (Bondholders' rights). The Chairperson may, in its sole discretion, decide on accepted evidence of ownership of Voting Bonds.

(b)	Issuer's Bonds shall not carry any voting rights. The Chairperson shall determine any question concerning whether any Bonds will be considered Issuer's Bonds.

(c)

For the purposes of this Clause 15 (Bondholders' decisions), a Bondholder that has a Bond registered in the name of a nominee will, in accordance with Clause 3.3 (Bondholders' rights), be deemed to be the owner of the Bond rather than the nominee. No vote may be cast by any nominee if the Bondholder has presented relevant evidence to the Bond Trustee pursuant to Clause 3.3 (Bondholders' rights) stating that it is the owner of the Bonds voted for. If the Bondholder has voted directly for any of its nominee registered Bonds, the Bondholder's votes shall take precedence over votes submitted by the nominee for the same Bonds.

(d)	Any of the Issuer, the Bond Trustee and any Bondholder has the right to demand a vote by ballot. In case of parity of votes, the Chairperson will have the deciding vote.

15.4	Repeated Bondholders' Meeting

(a)

Even if the necessary quorum set out in paragraph (e) of Clause 15.1 (Authority of the Bondholders' Meeting) is not achieved, the Bondholders' Meeting shall be held and voting completed for the purpose of recording the voting results in the minutes of the Bondholders' Meeting. The Bond Trustee or the person who convened the initial Bondholders' Meeting may, within 10 Business Days of that Bondholders' Meeting, convene a repeated meeting with the same agenda as the first meeting.

(b)

The provisions and procedures regarding Bondholders' Meetings as set out in Clause 15.1 (Authority of the Bondholders' Meeting), Clause 15.2 (Procedure for arranging a Bondholders' Meeting) and Clause 15.3 (Voting rules) shall apply mutatis mutandis to a repeated Bondholders' Meeting, with the exception that the quorum requirements set out in paragraph (e) of Clause 15.1 (Authority of the Bondholders' Meeting) shall not apply to a repeated Bondholders' Meeting. A Summons for a repeated Bondholders' Meeting shall also contain the voting results obtained in the initial Bondholders' Meeting.

(c)

A repeated Bondholders' Meeting may only be convened once for each original Bondholders' Meeting. A repeated Bondholders' Meeting may be convened pursuant to the procedures of a Written Resolution in accordance with Clause 15.5 (Written Resolutions), even if the initial meeting was held pursuant to the procedures of a Bondholders' Meeting in accordance with Clause 15.2 (Procedure for arranging a Bondholders' Meeting) and vice versa.

15.5	Written Resolutions

(a)

Subject to these Bond Terms, anything which may be resolved by the Bondholders in a Bondholders' Meeting pursuant to Clause 15.1 (Authority of the Bondholders' Meeting) may also be resolved by way of a Written Resolution. A Written Resolution passed with the relevant majority is as valid as if it had been passed by the Bondholders in a Bondholders' Meeting, and any reference in any Finance Document to a Bondholders' Meeting shall be construed accordingly.

(b)	The person requesting a Bondholders' Meeting may instead request that the relevant matters are to be resolved by Written Resolution only, unless the Bond Trustee decides otherwise.

(c)

The Summons for the Written Resolution shall be sent to the Bondholders registered in the CSD at the time the Summons is sent from the CSD and published at the Bond Trustee's web site, or other relevant electronic platform or via press release.

(d)

The provisions set out in Clause 15.1 (Authority of the Bondholders' Meeting), 15.2 (Procedure for arranging a Bondholders' Meeting), Clause 15.3 (Voting Rules) and Clause 15.4 (Repeated Bondholders' Meeting) shall apply mutatis mutandis to a Written Resolution, except that:

(i)	the provisions set out in paragraphs (g), (h) and (i) of Clause 15.2 (Procedure for arranging Bondholders Meetings); or

(ii)	provisions which are otherwise in conflict with the requirements of this Clause 15.5 (Written Resolution),

shall not apply to a Written Resolution.

(e)	The Summons for a Written Resolution shall include:

(i)	instructions as to how to vote to each separate item in the Summons (including instructions as to how voting can be done electronically if relevant); and

(ii)

the time limit within which the Bond Trustee must have received all votes necessary in order for the Written Resolution to be passed with the requisite majority (the "Voting Period"), which shall be at least 10 Business Days but not more than 15 Business Days from the date of the Summons.

(f)

Only Bondholders of Voting Bonds registered with the CSD on the Relevant Record Date, or the beneficial owner thereof having presented relevant evidence to the Bond Trustee pursuant to Clause 3.3 (Bondholders' rights), will be counted in the Written Resolution.

(g)

A Written Resolution is passed when the requisite majority set out in paragraph (e) or paragraph (f) of Clause 15.1 (Authority of Bondholders' Meeting) has been obtained, based on a quorum of the total number of Voting Bonds, even if the Voting Period has not yet expired. A Written Resolution will also be resolved if the sufficient numbers of negative votes are received prior to the expiry of the Voting Period.

(h)

The effective date of a Written Resolution passed prior to the expiry of the Voting Period is the date when the resolution is approved by the last Bondholder that results in the necessary voting majority being obtained.

(i)

If no resolution is passed prior to the expiry of the Voting Period, the number of votes shall be calculated at the close of business on the last day of the Voting Period, and a decision will be made based on the quorum and majority requirements set out in paragraphs (e) to (g) of Clause 15.1(Authority of Bondholders' Meeting).

16.	THE BOND TRUSTEE

16.1	Power to represent the Bondholders

(a)

The Bond Trustee has power and authority to act on behalf of, and/or represent, the Bondholders in all matters, including but not limited to taking any legal or other action, including enforcement of these Bond Terms, and the commencement of bankruptcy or other insolvency proceedings against the Issuer, or others.

(b)

The Issuer shall promptly upon request provide the Bond Trustee with any such documents, information and other assistance (in form and substance satisfactory to the Bond Trustee), that the Bond Trustee deems necessary for the purpose of exercising its and the Bondholders' rights and/or carrying out its duties under the Finance Documents.

16.2	The duties and authority of the Bond Trustee

(a)

The Bond Trustee shall represent the Bondholders in accordance with the Finance Documents, including, inter alia, by following up on the delivery of any Compliance Certificates and such other documents which the Issuer is obliged to disclose or deliver to the Bond Trustee pursuant to the Finance Documents and, when relevant, in relation to accelerating and enforcing the Bonds on behalf of the Bondholders.

(b)

The Bond Trustee is not obligated to assess or monitor the financial condition of the Issuer or any other Obligor unless to the extent expressly set out in these Bond Terms, or to take any steps to ascertain whether any Event of Default has occurred. Until it has actual knowledge to the contrary, the Bond Trustee is entitled to assume that no Event of Default has occurred. The Bond Trustee is not responsible for the valid execution or enforceability of the Finance Documents, or for any discrepancy between the indicative terms and conditions described in any marketing material presented to the Bondholders prior to issuance of the Bonds and the provisions of these Bond Terms.

(c)

The Bond Trustee is entitled to take such steps that it, in its sole discretion, considers necessary or advisable to protect the rights of the Bondholders in all matters pursuant to the terms of the Finance Documents. The Bond Trustee may submit any instructions received by it from the Bondholders to a Bondholders' Meeting before the Bond Trustee takes any action pursuant to the instruction.

(d)	The Bond Trustee is entitled to engage external experts when carrying out its duties under the Finance Documents.

(e)	The Bond Trustee shall hold all amounts recovered on behalf of the Bondholders on separated accounts.

(f)

The Bond Trustee will ensure that resolutions passed at the Bondholders' Meeting are properly implemented, provided, however, that the Bond Trustee may refuse to implement resolutions that may be in conflict with these Bond Terms, any other Finance Document, or any applicable law.

(g)

Notwithstanding any other provision of the Finance Documents to the contrary, the Bond Trustee is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation.

(h)	If the cost, loss or liability which the Bond Trustee may incur (including reasonable fees payable to the Bond Trustee itself) in:

(i)	complying with instructions of the Bondholders; or

(ii)	taking any action at its own initiative,

will not, in the reasonable opinion of the Bond Trustee, be covered by the Issuer or the relevant Bondholders pursuant to paragraphs (e) and (g) of Clause 16.4 (Expenses, liability and indemnity), the Bond Trustee may refrain from acting in accordance with such instructions, or refrain from taking such action, until it has received such funding or indemnities (or adequate security has been provided therefore) as it may reasonably require.

(i)

The Bond Trustee shall give a notice to the Bondholders before it ceases to perform its obligations under the Finance Documents by reason of the non-payment by the Issuer of any fee or indemnity due to the Bond Trustee under the Finance Documents.

(j)

The Bond Trustee may instruct the CSD to split the Bonds to a lower nominal value in order to facilitate partial redemptions, write-downs or restructurings of the Bonds or in other situations where such split is deemed necessary.

16.3	Equality and conflicts of interest

(a)

The Bond Trustee shall not make decisions which will give certain Bondholders an unreasonable advantage at the expense of other Bondholders. The Bond Trustee shall, when acting pursuant to the Finance Documents, act with regard only to the interests of the Bondholders and shall not be required to have regard to the interests or to act upon or comply with any direction or request of any other person, other than as explicitly stated in the Finance Documents.

(b)

The Bond Trustee may act as agent, trustee, representative and/or security agent for several bond issues relating to the Issuer notwithstanding potential conflicts of interest. The Bond Trustee is entitled to delegate its duties to other professional parties.

16.4	Expenses, liability and indemnity

(a)

The Bond Trustee will not be liable to the Bondholders for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss. Irrespective of the foregoing, the Bond Trustee shall have no liability to the Bondholders for damage caused by the Bond Trustee acting in accordance with instructions given by the Bondholders in accordance with these Bond Terms.

(b)

The Bond Trustee will not be liable to the Issuer for damage or loss caused by any action taken or omitted by it under or in connection with any Finance Document, unless caused by its gross negligence or wilful misconduct. The Bond Trustee shall not be responsible for any indirect or consequential loss.

(c)

Any liability for the Bond Trustee for damage or loss is limited to the amount of the Outstanding Bonds. The Bond Trustee is not liable for the content of information provided to the Bondholders by or on behalf of the Issuer or any other person.

(d)	The Bond Trustee shall not be considered to have acted negligently in:

(i)	acting in accordance with advice from or opinions of reputable external experts; or

(ii)	taking, delaying or omitting any action if acting with reasonable care and provided the Bond Trustee considers that such action is in the interests of the Bondholders.

(e)

The Issuer is liable for, and will indemnify the Bond Trustee fully in respect of, all losses, expenses and liabilities incurred by the Bond Trustee as a result of negligence by the Issuer (including its directors, management, officers, employees and agents) in connection with the performance of the Bond Trustee's obligations under the Finance Documents, including losses incurred by the Bond Trustee as a result of the Bond Trustee's actions based on misrepresentations made by the Issuer in connection with the issuance of the Bonds, the entering into or performance under the Finance Documents, and for as long as any amounts are outstanding under or pursuant to the Finance Documents.

(f)

The Issuer shall cover all costs and expenses incurred by the Bond Trustee in connection with it fulfilling its obligations under the Finance Documents. The Bond Trustee is entitled to fees for its work and to be indemnified for costs, losses and liabilities on the terms set out in the Finance Documents. The Bond Trustee's obligations under the Finance Documents are conditioned upon the due payment of such fees and indemnifications. The fees of the Bond Trustee will be further set out in the Bond Trustee Fee Agreement.

(g)

The Issuer shall on demand by the Bond Trustee pay all costs incurred for external experts engaged after the occurrence of an Event of Default, or for the purpose of investigating or considering (i) an event or circumstance which the Bond Trustee reasonably believes is or may lead to an Event of Default or (ii) a matter relating to the Issuer or any of the Finance Documents which the Bond Trustee reasonably believes may constitute or lead to a breach of any of the Finance Documents or otherwise be detrimental to the interests of the Bondholders under the Finance Documents.

(h)

Fees, costs and expenses payable to the Bond Trustee which are not reimbursed in any other way due to an Event of Default, the Issuer being Insolvent or similar circumstances pertaining to any Obligors, may be covered by making an equal reduction in the proceeds to the Bondholders hereunder of any costs and expenses incurred by the Bond Trustee or the Security Agent in connection therewith. The Bond Trustee may withhold funds from any escrow account (or similar arrangement) or from other funds received from the Issuer or any other person, irrespective of such funds being subject to Transaction Security, and to set-off and cover any such costs and expenses from those funds.

(i)

As a condition to effecting any instruction from the Bondholders (including, but not limited to, instructions set out in Clause 14.3 (Bondholders' instructions) or Clause 15.2 (Procedure for arranging a Bondholders' Meeting)), the Bond Trustee may require satisfactory Security, guarantees and/or indemnities for any possible liability and anticipated costs and expenses from those Bondholders who have given that instruction and/or who voted in favour of the decision to instruct the Bond Trustee.

16.5	Replacement of the Bond Trustee

(a)

The Bond Trustee may be replaced by a majority of 2/3 of Voting Bonds in accordance with the procedures set out in Clause 15 (Bondholders' Decisions), and the Bondholders may resolve to replace the Bond Trustee without the Issuer's approval.

(b)

The Bond Trustee may resign by giving notice to the Issuer and the Bondholders, in which case a successor Bond Trustee shall be elected pursuant to this Clause 16.5 (Replacement of the Bond Trustee), initiated by the retiring Bond Trustee.

(c)

If the Bond Trustee is Insolvent, or otherwise is permanently unable to fulfil its obligations under these Bond Terms, the Bond Trustee shall be deemed to have resigned and a successor Bond Trustee shall be appointed in accordance with this Clause 16.5 (Replacement of the Bond Trustee). The Issuer may appoint a temporary Bond Trustee until a new Bond Trustee is elected in accordance with paragraph (a) above.

(d)

The change of Bond Trustee shall only take effect upon execution of all necessary actions to effectively substitute the retiring Bond Trustee, and the retiring Bond Trustee undertakes to co-operate in all reasonable manners without delay to such effect. The retiring Bond Trustee shall be discharged from any further obligation in respect of the Finance Documents from the change takes effect, but shall remain liable under the Finance Documents in respect of any action which it took or failed to take whilst acting as Bond Trustee. The retiring Bond Trustee remains entitled to any benefits and any unpaid fees or expenses under the Finance Documents before the change has taken place.

(e)

Upon change of Bond Trustee, the Issuer shall co-operate in all reasonable manners without delay to replace the retiring Bond Trustee with the successor Bond Trustee and release the retiring Bond Trustee from any future obligations under the Finance Documents and any other documents.

16.6	Security Agent

(a)

The Bond Trustee is appointed to act as Security Agent for the Bonds, unless any other person is appointed. The main functions of the Security Agent may include holding Transaction Security on behalf of the Secured Parties and monitoring compliance by the Issuer and other relevant parties of their respective obligations under the Transaction Security Documents with respect to the Transaction Security on the basis of information made available to it pursuant to the Finance Documents.

(b)

The Bond Trustee shall, when acting as Security Agent for the Bonds, at all times maintain and keep all certificates and other documents received by it, that are bearers of right relating to the Transaction Security in safe custody on behalf of the Bondholders. The Bond Trustee shall not be responsible for or required to insure against any loss incurred in connection with such safe custody.

(c)

Before the appointment of a Security Agent other than the Bond Trustee, the Issuer shall be given the opportunity to state its views on the proposed Security Agent, but the final decision as to appointment shall lie exclusively with the Bond Trustee.

(d)

The functions, rights and obligations of the Security Agent may be determined by a Security Agent Agreement to be entered into between the Bond Trustee and the Security Agent, which the Bond Trustee shall have the right to require each Obligor and any other party to a Finance Document to sign as a party, or, at the discretion of the Bond Trustee, to acknowledge. The Bond Trustee shall at all times retain the right to instruct the Security Agent in all matters, whether or not a separate Security Agent Agreement has been entered into.

(e)	The provisions set out in Clause 16.4 (Expenses, liability and indemnity) shall apply mutatis mutandis to any expenses and liabilities of the Security Agent in connection with the Finance Documents.

17.	AMENDMENTS AND WAIVERS

17.1	Procedure for amendments and waivers

(a)

The Issuer and the Bond Trustee (acting on behalf of the Bondholders) may agree to amend the Finance Documents or waive a past default or anticipated failure to comply with any provision in a Finance Document, provided that:

(i)	such amendment or waiver is not detrimental to the rights and benefits of the Bondholders in any material respect, or is made solely for the purpose of rectifying obvious errors and mistakes;

(ii)	such amendment or waiver is required by applicable law, a court ruling or a decision by a relevant authority; or

(iii)	such amendment or waiver has been duly approved by the Bondholders in accordance with Clause 15 (Bondholders' Decisions).

(b)

Any changes to these Bond Terms necessary or appropriate in connection with the appointment of a Security Agent other than the Bond Trustee shall be documented in an amendment to these Bond Terms, signed by the Bond Trustee (in its discretion). If so desired by the Bond Trustee, any or all of the Transaction Security Documents shall be amended, assigned or re-issued, so that the Security Agent is the holder of the relevant Security (on behalf of the Bondholders). The costs incurred in connection with such amendment, assignment or re-issue shall be for the account of the Issuer.

17.2	Authority with respect to documentation

If the Bondholders have resolved the substance of an amendment to any Finance Document, without resolving on the specific or final form of such amendment, the Bond Trustee shall be considered authorised to draft, approve and/or finalise (as applicable) any required documentation or any outstanding matters in such documentation without any further approvals or involvement from the Bondholders being required.

17.3	Notification of amendments or waivers

(a)

The Bond Trustee shall as soon as possible notify the Bondholders of any amendments or waivers made in accordance with this Clause 17 (Amendments and waivers), setting out the date from which the amendment or waiver will be effective, unless such notice according to the Bond Trustee's sole discretion is unnecessary. The Issuer shall ensure that any amendment to these Bond Terms is duly registered with the CSD.

(b)

Prior to agreeing to an amendment or granting a waiver in accordance with paragraph (a)(i) of Clause 17.1 (Procedure for amendments and waivers), the Bond Trustee may inform the Bondholders of such waiver or amendment at a relevant information platform.

18.	MISCELLANEOUS

18.1	Limitation of claims

All claims under the Finance Documents for payment, including interest and principal, will be subject to the legislation regarding time-bar provisions of the Relevant Jurisdiction.

18.2	Access to information

(a)

These Bond Terms will be made available to the public and copies may be obtained from the Bond Trustee or the Issuer. The Bond Trustee will not have any obligation to distribute any other information to the Bondholders or any other person, and the Bondholders have no right to obtain information from the Bond Trustee, other than as explicitly stated in these Bond Terms or pursuant to statutory provisions of law.

(b)

In order to carry out its functions and obligations under these Bond Terms, the Bond Trustee will have access to the relevant information regarding ownership of the Bonds, as recorded and regulated with the CSD.

(c)

The information referred to in paragraph (b) above may only be used for the purposes of carrying out their duties and exercising their rights in accordance with the Finance Documents and shall not disclose such information to any Bondholder or third party unless necessary for such purposes.

18.3	Notices, contact information

Written notices to the Bondholders made by the Bond Trustee will be sent to the Bondholders via the CSD with a copy to the Issuer and the Exchange (if the Bonds are listed). Any such notice or communication will be deemed to be given or made via the CSD, when sent from the CSD.

(a)

The Issuer's written notifications to the Bondholders will be sent to the Bondholders via the Bond Trustee or through the CSD with a copy to the Bond Trustee and the Exchange (if the Bonds are listed).

(b)

Notwithstanding paragraph (a) above and provided that such written notification does not require the Bondholders to take any action under the Finance Documents, the Issuer's written notifications to the Bondholders may be published by the Bond Trustee on a relevant information platform only.

(c)

Unless otherwise specifically provided, all notices or other communications under or in connection with these Bond Terms between the Bond Trustee and the Issuer will be given or made in writing, by letter or e-mail. Any such notice or communication will be deemed to be given or made as follows:

(i)	if by letter, when delivered at the address of the relevant party;

(ii)	if by e-mail, when received; and

(iii)	if by publication on a relevant information platform, when published.

(d)	The Issuer and the Bond Trustee shall each ensure that the other party is kept informed of changes in postal address, e-mail address, telephone numbers and contact persons.

(e)	When determining deadlines set out in these Bond Terms, the following will apply (unless otherwise stated):

(i)	if the deadline is set out in days, the first day of the relevant period will not be included and the last day of the relevant period will be included;

(ii)

if the deadline is set out in weeks, months or years, the deadline will end on the day in the last week or the last month which, according to its name or number, corresponds to the first day the deadline is in force. If such day is not a part of an actual month, the deadline will be the last day of such month; and

(iii)	if a deadline ends on a day which is not a Business Day, the deadline is postponed to the next Business Day.

18.4	Defeasance

(a)	Subject to paragraph (b) below and provided that:

(i)

an amount sufficient for the payment of principal and interest on the Outstanding Bonds to the relevant Repayment Date (including, to the extent applicable, any premium payable upon exercise of a Call Option), and always subject to paragraph (c) below (the "Defeasance Amount") is credited by the Issuer to an account in a financial institution acceptable to the Bond Trustee (the "Defeasance Account");

(ii)	the Defeasance Account is irrevocably pledged and blocked in favour of the Bond Trustee on such terms as the Bond Trustee shall request (the "Defeasance Pledge"); and

(iii)

the Bond Trustee has received such legal opinions and statements reasonably required by it, including (but not necessarily limited to) with respect to the validity and enforceability of the Defeasance Pledge, then;

(A)

the Issuer will be relieved from its obligations under paragraph (a) of Clause 12.2 (Requirements as to Financial Reports), Clause 12.3 (Put Option Event), Clause 12.5 (Information: Miscellaneous) and Clause 13 (General and Financial Undertakings);

(B)	any Transaction Security shall be released and the Defeasance Pledge shall be considered replacement of the Transaction Security; and

(C)	any Obligor shall be released from any Guarantee or other obligation applicable to it under any Finance Document.

(b)

The Bond Trustee shall be authorised to apply any amount credited to the Defeasance Account towards any amount payable by the Issuer under any Finance Document on the due date for the relevant payment until all obligations of the Issuer and all amounts outstanding under the Finance Documents are repaid and discharged in full.

(c)

The Bond Trustee may, if the Defeasance Amount cannot be finally and conclusively determined, decide the amount to be deposited to the Defeasance Account in its discretion, applying such buffer amount as it deems necessary.

A defeasance established according to this Clause 18.4 may not be reversed.

19.	GOVERNING LAW AND JURISDICTION

19.1	Governing law

These Bond Terms are governed by the laws of the Relevant Jurisdiction, without regard to its conflict of law provisions.

19.2	Main jurisdiction

The Bond Trustee and the Issuer agree for the benefit of the Bond Trustee and the Bondholders that the City Court of the capital of the Relevant Jurisdiction shall have jurisdiction with respect to any dispute arising out of or in connection with these Bond Terms. The Issuer agrees for the benefit of the Bond Trustee and the Bondholders that any legal action or proceedings arising out of or in connection with these Bond Terms against the Issuer or any of its assets may be brought in such court.

19.3	Alternative jurisdiction

This Clause 19 (Governing law and jurisdiction) is for the exclusive benefit of the Bond Trustee and the Bondholders and the Bond Trustee have the right:

(a)	to commence proceedings against the Issuer or any other Obligor or any of their respective assets in any court in any jurisdiction; and

(b)	to commence such proceedings, including enforcement proceedings, in any competent jurisdiction concurrently.

19.4	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Issuer:

(i)	irrevocably appoints Tidewater Rederi AS (registration number 979 212 658) as its agent for service of process in relation to any proceedings in connection with these Bond Terms; and

(ii)	agrees that failure by an agent for service of process to notify the Issuer of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Issuer must immediately (and in any event within 10 Business Days of such event taking place) appoint another agent on terms acceptable to the Bond Trustee. Failing this, the Bond Trustee may appoint another agent for this purpose.

-----000-----

These Bond Terms have been executed in two originals, of which the Issuer and the Bond Trustee shall retain one each.

SIGNATURES:

The Issuer: Tidewater Inc. …………………………………………. By: Position:	As Bond Trustee and Security Agent: Nordic Trustee AS …………………………………………. By: Position:

ATTACHMENT 1
COMPLIANCE CERTIFICATE

[date]

Tidewater Inc. 8.50% senior secured USD 200,000,000 bonds 2021/2026 ISIN NO0011129579

We refer to the Bond Terms for the above captioned Bonds made between Nordic Trustee AS as Bond Trustee on behalf of the Bondholders and the undersigned as Issuer. Pursuant to Clause 12.2 of the Bond Terms a Compliance Certificate shall be issued in connection with each delivery of Financial Reports to the Bond Trustee.

This letter constitutes the Compliance Certificate for the period [●].

Capitalised terms used herein will have the same meaning as in the Bond Terms.

With reference to Clause 12.2 (Requirements as to Financial Reports) we hereby certify that the Financial Report delivered under cover of this Compliance Certificate fairly presents in all material respects the financial condition of the Issuer and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with the Accounting Standard. Copies of our latest consolidated [Annual Financial Statements] / [Interim Accounts] are enclosed.

[The Financial Covenants set out in Clause 13.20 (Financial Covenants) are satisfied; please see the calculations and figures in respect of the ratios attached hereto.]

[The Incurrence Test set out in Clause 13.21 (Incurrence Test) is satisfied; please see the calculations and figures in respect of the ratios attached hereto.]

We confirm that, to the best of our knowledge, no Event of Default has occurred or is continuing as of the date hereof.

Yours faithfully,

Tidewater Inc.

Name of authorised person

Enclosure: Annual Financial Statements / Interim Accounts; [and any other written documentation]

ATTACHMENT 2
RELEASE NOTICE – ESCROW ACCOUNT

[date]

Dear Sirs,

Tidewater Inc. 8.50% senior secured USD 200,000,000 bonds 2021/2026 ISIN NO0011129579

We refer to the Bond Terms for the above captioned Bonds made between Nordic Trustee AS as Bond Trustee on behalf of the Bondholders and the undersigned as Issuer.

Capitalised terms used herein will have the same meaning as in the Bond Terms.

We hereby give you notice that we on [date] wish to draw an amount of [currency and amount] from the Escrow Account applied pursuant to the purpose set out in the Bond Terms, and request you to instruct the bank to release the above mentioned amount.

We hereby represent and warrant that (i) no Event of Default has occurred and is continuing or would result from the release from the Escrow Account, and (ii) we repeat the representations and warranties set out in the Bond Terms as being still true and accurate in all material respects at the date hereof.

Yours faithfully,

Tidewater Inc.

___________________

Name of authorized person

Enclosure: [copy of any written documentation evidencing the use of funds]

ATTACHMENT 3
INITIAL VESSELS

#	Initial Vessel:	Vessel Owner:	Built	Flag:	IMO No.	Vessel Charterer
1	CARR TIDE	Tidewater Marine Hulls, L.L.C.	2012	Vanuatu	9533608	TMII Qatar
2	CHAUVIN TIDE	Gulf Fleet Supply Vessels, L.L.C.	2014	Vanuatu	9659359	Tidewater Al Rushaid Company
3	CINDY BROWN TIDE	Tidewater GOM, Inc.	2011	USA	9418547	Tidewater Marine LLC
4	COXON TIDE	Tidewater Marine Vessels, L.L.C.	2012	Vanuatu	9545857	Pan Marine do Brasil Ltda.
5	DEMAREST TIDE	Tidewater Marine Fleet, L.L.C.	2013	Vanuatu	9608740	Pan Marine International, Inc.- Egypt
6	FANNING TIDE	Tidewater Marine Hulls, L.L.C.	2013	Vanuatu	9608738	Java Boat Corporation BV
7	FELTON TIDE	Tidewater Marine Fleet, L.L.C.	2013	Mexico	9533622	Logistica Mexicana del Caribe
8	GAMMAGE TIDE	Tidewater Marine Hulls, L.L.C.	2011	Vanuatu	9533581	Sonatide Marine Ltd.
9	GERARD TIDE	Tidewater Marine Fleet, L.L.C.	2012	Vanuatu	9533593	TMII - Suriname
10	HANDIN TIDE	Tidewater Marine Fleet, L.L.C.	2012	Vanuatu	9533672	Tidewater Marine LLC
11	HERCULES	GulfMark Americas, Inc.	2016	USA	9677923	Great Eastern Group, Inc.
12	IBERVILLE	GulfMark Americas, Inc.	2004	USA	9285275	Tidewater Marine LLC
13	J KEITH LOUSTEAU	Tidewater Marine Ships, L.L.C.	2004	Vanuatu	9476850	Sonatide Marine Ltd.
14	LEBOUEF TIDE	Tidewater GOM, Inc.	2010	Vanuatu	9418535	Pan Marine International, Inc.
15	LUNDSTROM TIDE	Tidewater Marine Vessels, L.L.C.	2013	Vanuatu	9608271	Pan Marine International, Inc. - Egypt

16	MARTY QUIST TIDE	Tidewater Marine Ships, L.L.C.	2010	Vanuatu	9476903	Tidewater Al Rushaid Company
17	MISS MARILENE TIDE	Tidewater GOM, Inc.	2013	USA	9668166	Tidewater Marine LLC
18	MONTET TIDE	Tidewater Marine Fleet, L.L.C.	2012	Vanuatu	9533610	Sonatide Marine Ltd.
19	NETHERLAND TIDE	Tidewater Marine Ships, L.L.C.	2010	Vanuatu	9476898	Sonatide Marine Ltd.
20	POLARIS	GulfMark Americas, Inc.	2014	USA	9582312	TMII - Guyana
21	POTTER TIDE	Tidewater GOM, Inc.	2017	USA	9693525	Tidewater Marine LLC
22	REGULUS	GulfMark Americas, Inc.	2015	USA	9582324	Tidewater Marine LLC
23	ROYAL	GulfMark Americas, Inc.	2004	USA	9315525	Tidewater Marine LLC
24	SHEPHERD TIDE	Tidewater Marine Hulls, L.L.C.	2011	Vanuatu	9533555	TDW Marine Charter Services Pte. Ltd.
25	SOUTHERN TIDE	Tide States Vessels, L.L.C.	2016	USA	9779214	Tidewater Marine LLC
26	STATES TIDE	Tide States Vessels, L.L.C.	2016	USA	9802425	Tidewater Marine LLC
27	STEPHEN WALLACE DICK	Tidewater Marine Hulls, L.L.C.	2011	Vanuatu	9533658	International Maritime Services
28	TERRY TIDE	Gulf Fleet Supply Vessels L.L.C.	2015	Vanuatu	9659361	Sonatide Marine Ltd.
29	TROMS HERA	Tidewater Marine Vessels, L.L.C.	2015	Vanuatu	9732967	Tidewater Marine LLC
30	TROMS MIRA	Tidewater Marine Fleet, L.L.C.	2015	Isle of Man	9709116	Tidewater Marine UK Ltd.
31	WILLIAM R CROYLE II	Tidewater Marine Ships, L.L.C.	2009	Vanuatu	9476862	Tidewater Al Rushaid Company
32	YOUNGS TIDE	Tidewater GOM, Inc.	2018	USA	9693537	TMII - Suriname